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                                   CART, INC.

                      OFFICIAL ORGANIZER/PROMOTER AGREEMENT

                               MEXICO CITY, MEXICO

                                 Final Contract


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Mexico City Promoter Agreement
Final Contract
                                   CART, INC.
                      OFFICIAL ORGANIZER/PROMOTER AGREEMENT

The undersigned hereby applies for the right to conduct a FedEx Championship Series (herein sometimes referred to as "the Series") race Competition sanctioned or co-sanctioned by CART, Inc.("CART"), upon the following terms and conditions. It is understood that this is an application only until accepted and approved by CART in writing and that this Competition shall not be advertised or communicated to the public, press or any other media or business arrangement as having been approved by CART until this application has been so approved and until an official sanction has been granted by CART.

         Track:                             Hermanos Rodriguez
         Location:                          Mexico City,  Mexico
         Organizer/Promoter:                Grupo Automovilistico Nacional
                                            y Deportivo, S. de R.L. de C.V.
         Address:                           1111 Willis Ave
                                            Wheeling, IL 60090
                                            and
                                            Paseo de las Palmas 1005 - 7o Piso
                                            Lomas de Chapultepec, Mexico, D.F.
                                            11000

         Telephone:                         (847)520-3212  and (525) 201-9446
         Facsimile:                         (847)520-3235  and (525) 201-9440
         E-mail Address:                    arodriguez@cie-mexico.com.mx
         Race Distance:                     TBD
         Track Length and Type:             Road Course
         Postponed Date:                    Rain tires to be used, or, if rain
                                            tires cannot be used, next
                                            available clear day

DEFINITIONS:

         A. The term "Competition" as used herein shall include the annual Champ Car race(s) designated hereinabove, as well as all time trials, practice runs and rain or postponed dates related thereto.

         B. The term "Event" as used herein shall include the Competition(s) as well as any other race(s), race-related activities or any other activities associated with the Competition(s), as approved by CART hereunder.

         C. The terms "Dollars" and "$" refer to the lawful currency of the United States of America.




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         D.       References in this Agreement to "FedEx" shall be to Federal
                  Express Corporation, and/or (where applicable) any successor or additional Series title or co-title sponsor.


1.       A.       Subject to compliance with all the terms and conditions set forth in this Agreement, Organizer/Promoter shall organize, promote and conduct a FedEx Championship Series race
                  Competition at the location set forth above in the following year(s): 2002-2006. CART acknowledges and agrees that the right to organize, promote and conduct a FedEx Championship
                  Series Race Competition at the above location is exclusive to Organizer/Promoter during the term of this Agreement and that Organizer/Promoter shall have exclusive rights to a race in Mexico within a geographic area of a 400 mile radius from the racetrack facility listed above.

         B. Organizer/Promoter and CART will mutually agree as to the date for each race hereunder, which shall be scheduled during the months of September, October, or November for the duration of this Agreement. The parties agree not to schedule the 2002 Event before October, 2002. It is the intention of the parties to schedule the two Mexican races in such a manner as one will be toward the beginning of the CART season, and one will be toward the end of the CART season each year. The parties agree that they will exercise reasonable efforts to schedule the races under this Agreement during the same weekend each year and acknowledge the desirability of such date equity. If, however, due to television and scheduling conflicts, in CART's sole discretion it becomes necessary to schedule a race for a different weekend, CART will exercise reasonable efforts to notify Organizer/Promoter of such intention at the earliest possible time.

         C. Organizer/Promoter agrees not to organize, promote, conduct, authorize or permit the staging of any other major motor racing event(s) at the track(s) designated hereinabove, without the written approval of CART, within the following period of time either preceding or following any Competition hereunder: two (2) weeks.

         D. It is the intention of both CART and Organizer/Promoter to establish a long-term relationship with a view to gaining the greatest possible benefits for CART and Organizer/Promoter. Therefore, provided Organizer/ Promoter is not in breach of any provision of this Agreement, CART and Organizer/Promoter shall commence good faith negotiations with a view to mutually agree on terms and

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                  conditions for the extension of this Agreement beyond the
                  Events covered hereunder. Such negotiations shall commence on or about six (6) months following the 2004 Event and shall continue on an exclusive basis for a period of six (6) months. Organizer/Promoter is hereby granted a right to match any offer received by a third party for the race in Mexico City following the expiration of the exclusive period of negotiation provided for herein.

         E. In addition to the annual FedEx Championship Series Competition to be conducted by Organizer/Promoter, the other races to be held during each Event may include up to two (2) support races to be provided by CART, at CART's sole discretion and expense with no increase in the Organization and Rights Fees from Organizer/Promoter.

         F. In the event that the parties mutually agree that a third race is to be conducted and sanctioned by CART in Mexico, Organizer/Promoter is hereby granted a right of first negotiation during the term of this Agreement. If the race currently held in Monterey, Mexico is dropped from the CART schedule, Organizer/Promoter shall have the right of first negotiation to continue such race on terms to be mutually agreed upon between the parties.

2. The total Organization and Rights Fee and Management Fee payable for each of the 2002-2006 Competitions shall be Four Million ($4,000,000) Dollars, which is comprised of two parts. The two parts are an Organization and Rights Fee for each Competition of Two Million ($2,000,000.00) Dollars per annual race and a Management Fee for each Competition of Two Million ($2,000,000.00) Dollars per annual race. These amounts shall be paid to CART as follows:

         A. One Million ($1,000,000) Dollars in a Management Fee to be paid January 10 of each year.

         B. Fifteen (15%) percent of the Organization and Rights Fee and the remaining Management Fee, or Four Hundred Fifty Thousand ($450,000.00) Dollars not later than six (6) months prior to the date of each race.

         C. Thirty-five (35%) percent of the remaining Organization and Rights Fee and Management Fee, or One Million Fifty Thousand ($1,050,000.00) Dollars not later than three (3) months prior to the date of each race.




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         D.       The balance due of One Million Five Hundred Thousand
                  ($1,500,000.00) Dollars not later than thirty (30) days prior to the date of each race.



3. Organizer/Promoter expressly understands and agrees that said Organization and Rights Fees are intended to be net and are non-refundable except as expressly provided in this Agreement. If said Organization and Rights Fees are not paid to CART in the manner and by the time provided above, CART shall have the option to declare this Agreement terminated after a fourteen (14) day notice of default/opportunity to cure, in which circumstance CART will be relieved from any further liability or responsibility hereunder, and in addition, Organizer/Promoter shall forthwith pay to CART and CART shall be entitled to enforce collection of the total amount required under this Agreement for the Competition for which such fees are not paid and for the following year's Competition as liquidated damages, together with all costs incurred by CART in connection therewith, including reasonable attorney fees, and interest at the rate of prime plus three (3%) percent per annum. Upon receipt in full of the amounts specified in this Paragraph 3, CART acknowledges that the receipt of said sums shall be CART's sole and exclusive remedy in the event CART terminates this Agreement as provided in this Paragraph 3. Organizer/Promoter will withhold any local or jurisdictional taxes required by law, but shall cooperate fully with CART by complying with all reasonable requests of CART in order to help CART to obtain a full foreign tax credit for CART for such withheld amount. In the event that either the U.S. or Mexican tax laws change during the term of this Agreement, the parties agree to negotiate in good faith for the amount of withholding. In no event will Organizer/Promoter be responsible for any taxes imposed by any taxing authority on the income of CART.


4. Organizer/Promoter shall not be responsible for funding, paying or distributing any award, purse or other compensation to any Event participant. CART must approve any and all awards given in conjunction with a Competition and/or for the FedEx Championship Series or any other CART sanctioned activity. Organizer/Promoter agrees to provide driver and owner trophies in recognition and representative of the achievements of at least the first three (3) finishing positions in each Competition.


5.       A.       CART shall be responsible for providing not less than twenty
                  (20) entrants for each Competition. If CART is unable to provide twenty



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                  (20) entrants for any Competition but has at least sixteen
                  (16) cars for that Competition, and Organizer/Promoter has not exercised its option to cancel as set forth below, the Organization and Rights Fee shall be reduced by $200,000 for each car under twenty (20) but over fifteen (15). If CART is unable to provide twenty (20) entrants for any Competition, Organizer/Promoter shall have the option to cancel such Competition, providing that Organizer/Promoter first informs CART in writing of such intent, and provided further that twenty (20) entries have not been received within seven (7) days after receipt by CART of such notice. If Organizer/Promoter under these circumstances exercises this cancellation right, CART will reimburse Organizer/Promoter for the portion of the Organization and Rights Fee theretofore paid for such Competition.

         B. Either party hereto shall have the right to cancel a Competition due to a "force majeure" which makes it impossible to hold a competition. "Force majeure" shall mean any event or circumstances (whether arising from natural causes, human or governmental agency or otherwise) beyond the control of the parties including by way of illustration, but not by way of limitation, strikes, lock-outs or other labor disputes, civil strife, war, flood, fire, or acts of God. A force majeure shall not be deemed to have occurred by reason of commercial impracticability, increased financial cost, or temporary adverse weather conditions. If there is an unexpected cancellation due to a "force majeure" declared by the Organizer/Promoter, Organizer/Promoter will be entitled to the return of the portion of the Organization and Rights Fee theretofore paid, except that Organizer/Promoter agrees that CART may retain a sum equivalent to the necessary expenses reasonably incurred by CART and its teams in preparing for such Competition, provided, however, that where CART receives not less than ten (10) business days notice of such unexpected cancellation, the parties acknowledge that such expenses will be primarily limited to actual CART and team out-of-pocket, non-refundable expenditures, i.e., hotel deposits, airline ticketing, car rental, other ground transportation arrangements, etc., which expenses shall be mutually agreed by the parties provided, however, that if the parties are unable to agree informally as to the amount of such expenses, such dispute shall be submitted to binding arbitration and the result of such arbitration shall be enforceable by any court having jurisdiction. In the event that a force majeure is declared by CART, Organizer/Promoter shall be entitled only to a refund of the Organization and Rights Fee, without any expense or other additions.




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         C.       If Organizer/Promoter cancels or fails to stage a Competition for any reason other than those mentioned within this Paragraph 5, Organizer/Promoter shall forthwith pay to CART and CART shall be entitled to enforce collection of the total amount required under this Agreement for the Competition that was not held and the following year's Competition as liquidated damages, together with all costs incurred by CART in connection therewith, including reasonable attorney fees, and interest at the rate of prime plus three(3%) percent per annum. Upon receipt in full of the amounts specified in this Paragraph 5C, CART acknowledges that the receipt of said sums shall be CART's sole and exclusive remedy in the event Organizer/Promoter cancels or fails to stage a Competition.


6. Except as expressly provided herein, Organizer/Promoter owns and shall have exclusive control over all commercial rights to each Event including by way of illustration, but not by way of limitation, the right to sell and receive all the proceeds from Event sponsorships, signage, admission tickets, programs, novelties, concessions (including food and beverage), catering (including food and beverage), hospitality facilities, expositions, displays, parking spaces, banquets and licenses to parades, excluding the CART Transporter Parade.


7. A. Organizer/Promoter shall assume and perform all organizational and promotional activities with CART's cooperation and support for each Event except as otherwise provided herein, including but not limited to business organization, promotional activity, management, marketing, general affairs, selling tickets, track maintenance and accommodations of the press, and further understands and agrees that CART disclaims any warranty expressed or implied, as to the potential success of any Event organized hereunder.

         B. Organizer/Promoter shall, at its sole expense, promote the Events in accordance with those reasonable standards as set forth by CART. Organizer/Promoter further agrees to work with CART in the marketing and promotion of the Events. In the event that the Events are not promoted to the standard set forth by CART, CART may, in its sole discretion, provide marketing and promotion of the Events in accordance with the standards it has set at Organizer/Promoter's cost.

         C. Notwithstanding the above, CART will market the Fed Ex Championship Series in accordance with its overall marketing plan that will include, on a series-wide basis or, in its sole discretion, Event-specific basis, marketing, promotional advertising and publicity support. CART and Organizer/Promoter acknowledge





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         that marketing programs may be conducted on a joint basis and that costs for these programs will be divided upon mutually agreed upon terms, with CART providing at least One Hundred Thousand ($100,000) Dollars each year of this Agreement for such programs. In the event that the majority of Organizer/Promoters of other CART events are provided with co-promotion marketing funds, Organizer/Promoter shall receive the same amount as the average of that provided to the Organizer/Promoters of other CART events, in addition to at least One Hundred Thousand ($100,000) Dollars for the joint marketing programs.



8. Organizer/Promoter shall organize and promote the races hereunder as major motor racing events. Organizer/Promoter shall have the right to on-site track entitlement, and revenues therefrom. On-site entitlement is to designate the title/name of the Champ Car race and all CART sanctioned support activities at the venue, subject to CART approval which shall not be unreasonably withheld. Such title sponsorships must not conflict with CART Series sponsors (presently FedEx) or co-Series sponsors with a conflict existing if the conflicting sponsorships involve entities whose primary and substantial business activities and focuses compete with one another. The parties agree that during the term of this Agreement, future CART Series Title or co-Title sponsorships will not be sold in the following categories without the mutual consent of the parties: Car, oil and gas, tires, telephone (local wireless and long distance), tobacco, beer, and soft drinks. All media releases, public announcements and public disclosures by either party or its employees or agents relating to this Agreement, including but not limited to promotional or marketing material, but not including any announcement intended solely for internal distribution at either party or any disclosure required by legal, accounting or regulatory requirements beyond the reasonable control of the disclosing party, shall be coordinated with and approved by the other in writing prior to the release thereof.



9.       A.       CART hereby grants Organizer/Promoter the non-exclusive right to use the names and logos of CART and the FedEx Championship
                  Series in its promotion of each Event during the term hereof, in accordance with all provisions contained in this Agreement.
                  Any logo, design, mark or representation made, formulated, or developed in conjunction with such Event shall be subject to the prior written approval of CART. CART shall indemnify and hold Organizer/Promoter harmless from any claims or actions by third parties alleging trademark infringement against any logos and marks provided by CART for Organizer/Promoter's use pursuant to this




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                  Section 9.

                  In consequence, Organizer/promoter will use the names, logos and trademarks of CART and the FedEx Championship Series, and CART represents that such trademarks and logos are registered in accordance with United States and Mexican law.

         B. Organizer/Promoter shall display in all advertising and publicity material including but not limited to news releases, posters, banners, program covers, brochures, tickets, passes, promotional items, credentials and print and television advertising relating to each Event the phrase: "FedEx Championship Series" and the Series logo, as well as the CART name and logo (as approved and supplied by CART). CART reserves the right to change such phrases and logos, with notice provided to Organizer/Promoter on or before February 1 of the year of the race, and allowing for a reasonable change-over period.

         C. Organizer/Promoter shall include in its display of the Series name and logo and the CART name and logo the symbol (R) to indicate that they are registered marks. A CART style guide depicting these logos shall be provided by CART. Further, in promoting and advertising each Event, Organizer/Promoter shall promote the Competition as a part of the FedEx Championship Series or as otherwise designated by CART. Organizer/Promoter shall provide such verification of compliance with the provisions contained in this Paragraph 9 as CART may reasonably request.

         D. Organizer/Promoter shall not use the names, logos or trademarks of CART or any Series sponsor for any purpose other than as herein defined.

         E. Upon the expiration or termination of this Agreement for any reason, Organizer/Promoter shall cease and desist any and all use of the names, logos or trademarks of CART or any Series sponsor or any colorable imitation, variation or adaptation thereof.

         F. CART and Organizer/Promoter shall at CART's expense promptly take such action as may be necessary to protect the names, logos and trademarks of CART, the Series, and the Series sponsors against any infringement or threatened infringement or any common law "passing off".

         G.       The trademarks, trade names, logos, label designs, product


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                  identification and artwork of each party as referred to herein
                  (collectively "Trademarks") shall remain the property of such party. Any and all rights in each party's Trademarks under trademark or copyright law or other property rights shall inure to the benefit of and be the exclusive property of such party. Neither party shall file any application for registration of the other's Trademarks or other intellectual property or any marks or works similar thereto.


10.      A.       Organizer/Promoter agrees that each Competition shall be
                  organized, approved by CART and conducted in accordance with all applicable statutes, ordinances, regulations or other requirements of any government authority, the FIA (CART shall determine in its sole discretion the applicability of FIA requirements and will communicate those requirements to Organizer/Promoter on a reasonably timely basis), and the CART
                  Rule Book as amended from time to time and as the same may be modified or supplemented by any other rules, regulations, bulletins or releases that may be applicable to such Competition. , Organizer/Promoter shall be responsible for ensuring that all proper listings and affiliations with its ASN of jurisdiction are obtained in advance of each Competition. CART reserves the right to terminate this Agreement at any time without further liability for failure of Organizer/Promoter to abide by said requirements, regulations, rules, or the terms and conditions of this Agreement, by so notifying Organizer/ Promoter in writing, upon a five (5) day notice of default/opportunity to cure, unless the circumstances of the default mandate a more immediate cure, or do not warrant any cure period. CART shall notify Organizer/
                  Promoter in writing of any alleged default and Organizer/Promoter shall have five (5) days after receipt of such notice to cure the default, provided, however, if the nature of the default is such that it cannot reasonably be cured within five (5) days, Organizer/Promoter shall not be deemed to be in default if it commences the cure within such five (5) day period and thereafter completes the curative action within a reasonable time, as determined by CART.
                  Organizer/Promoter acknowledges receipt of a copy of the CART
                  Rule Book.

                  All the specifications and recommendations from FIA mentioned in this agreement shall be communicated by the CART Chairman, Chief Executive Officer, Senior Vice President of Racing Operations, or Vice President of Race Operations of CART, in a reasonably timely manner.

         B. Organizer/Promoter shall be responsible for any licensing fees,


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                  bonds, permits, or any other enabling documents and any
                  associated costs required by any government agencies as related to any or all Event matters.



11. Organizer/Promoter represents and warrants that it has or will have sole control of the track and of the premises upon which the track is located, including all facilities thereon, and that Organizer/Promoter has full authority to conduct each Event thereon as provided for herein for the defined scheduled term of each Event.



12.      A.       Organizer/Promoter shall provide at its expense during each
                  Event the track or race course which must meet or exceed the safety requirements of CART and the FIA and all facilities in good repair and ready for use, and Organizer/Promoter shall permit CART or its insurance broker or other designated representative, and the FIA to inspect the track, race course and/or facilities before, during and after each Event. All reasonable repairs deemed necessary by CART in its sole discretion in order for the track to meet CART and/or FIA safety requirements must be made at Organizer/Promoter's expense and the failure to make the necessary repairs may result in the postponement or cancellation of such Event, in CART's sole discretion. The track site, design and condition shall be subject to review and approval by CART and the FIA.
                  Organizer/Promoter and CART shall consult with one another on the layout and design of the track, including but not limited to the pit area, safety barriers, retention systems, and other facilities for the Competition.

         B. Annually, at least seven (7) months prior to each Event, Organizer/Promoter shall submit an engineering drawing(s) of proposed changes to the race circuit and other facilities for CART's approval. CART will have thirty (30) days to acknowledge approval or request changes. Such drawings are to be treated as confidential, for use by CART as contemplated under this Agreement, and shall not be copied, disseminated (without Organizer/Promoter's prior consent, which shall not be unreasonably withheld), or used for any commercial purpose, subject to any required disclosure pursuant to Paragraph 41 below. CART shall have the right to inspect the circuit for the purpose of verifying that the circuit is being constructed in accordance with the drawings as submitted and approved. Within sixty (60) days after the execution of this Agreement, CART and


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                  Organizer/Promoter shall mutually agree on the specific track and facility improvements to be implemented for the first Event covered by this Agreement, and a written summary thereof shall be prepared and appended hereto. Thereafter, a similar process shall occur within sixty (60) days following each Event, in respect to improvements or adjustments to be implemented for the following year's Event.

         C. Organizer/Promoter shall be responsible for compliance with all environmental issues associated with this Event.



13.      A.       Organizer/Promoter shall provide at its expense such
                  facilities as CART deems adequate for the use of CART personnel and those directly associated with the Event, including but not limited to race control facilities, garage areas, team and supplier work areas, facilities for participant registration, television, scoring, race car inspection, compiling and distributing media information, a media work area, and facilities and services as may be reasonably required by those who supply products and/or services for the Event. Further details of these and other operational and facility requirements of Organizer/Promoter are agreed to as outlined in SCHEDULE A attached hereto and made a part hereof. Failure to comply with all applicable requirements may result in a fine, which may be levied by CART in its sole discretion, subject to a reasonable notice of default/opportunity to cure. Such fine shall be reasonably related to the magnitude of the requirement(s) with which Organizer/Promoter failed to comply, and any fine in excess of Fifty Thousand ($50,000.00) Dollars shall be subject to the appeal provisions set forth in the CART Rule Book.

         B. Organizer/Promoter at its expense shall provide, install and maintain the equipment necessary to operate CART's Timing and Scoring system, in accordance with the specifications supplied by CART and its timing and scoring provider. Subject to CART obtaining such a provider or sponsor at least six (6) months prior to each event, Organizer/Promoter will provide CART's timing and scoring provider or sponsor, free of charge at the start/finish line, on the Timing and Scoring structure and at least one other prominent location, space to affix and display the logo and/or officially designated status of CART's timing and scoring provider or sponsor, such signage production costs to be borne by CART. In the event CART has such a provider or sponsor at least six (6) months prior to each event,



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                  Organizer/Promoter shall not sell or secure any timekeeping sponsorship which would be in effect during any CART Event. Notwithstanding the above, Organizer/Promoter shall have the right to sell or secure any watch sponsorship at any time, provided that it will not be at the finish line, and it will not be considered the official time of the race it.



14. Organizer/Promoter shall at its expense furnish all facilities, personnel, equipment, security, and services for accommodating and controlling the public during each Event, for whose safety and comfort Organizer/Promoter is solely responsible and liable.



15.      A.       Organizer/Promoter shall provide at its expense all necessary personnel as required by CART for the conduct of each Competition hereunder (other than the CART staff and officials), and Organizer/Promoter shall assume all the responsibilities pertaining to workers, volunteers and subcontractors necessary to properly staff the facility for the purposes of the Competition and the public for each Event weekend.

         B. CART and Organizer/Promoter shall mutually agree to a communications plan, to be provided at Organizer/Promoter's expense. Such Plan shall include translators and translations as may be reasonably requested by CART and its teams, for their operations while in Mexico and the conduct of each Competition.



16. Organizer/Promoter at its expense shall obtain and maintain insurance for each Event and all scheduled activities with an insurance company approved by CART. Such insurance must conform to the minimum coverages, specifications, limits, etc., as set forth in SCHEDULE B attached hereto and made a part hereof. If Organizer/Promoter fails to maintain such policies with the required minimum coverage throughout the Event, CART may cancel such Event immediately with prior notice to Organizer/Promoter, subject to a reasonable notice of default/opportunity to cure, or CART may, in its discretion, obtain the required insurance from an approved insurance company, with acceptable terms, at Organizer/ Promoter's expense.




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17.      Only those individuals approved by CART or Organizer/Promoter, including but not limited to appropriate staff and officials of CART and Organizer/Promoter, drivers and other crew members and necessary fire, wrecker, ambulance and security crews, shall have access to or be allowed in the paddock, garage and pit areas, the racing surface, and other areas to which admission by the general public is normally prohibited during the Event, and Organizer/Promoter shall be solely responsible and provide sufficient security personnel in such areas to enforce this provision at all times during each Event. Such access must be in compliance with the CART Rule Book and may not interfere with or adversely affect the Competition.



18. Organizer/Promoter shall honor CART's Unified Credential System and shall comply with the facility access provisions implemented by CART, as set forth in SCHEDULE C attached hereto and made a part hereof, and as the same may be amended by future discussions and concurrence between CART, Organizer/Promoter and CART's race promoters.



19.
         A. CART shall have the exclusive right to contract out or to take or cause to be taken by others, make, broadcast, rebroadcast, use, reproduce, transmit, copyright, sell, license or otherwise dispose of for any purpose whatsoever, television pictures, sound film and tape, motion pictures, still photographs, illustrations, graphics, electronic images and sound of each Event by any and all means, uses and media, now known or hereafter developed, and the right to use the track PA system audio on the CART web site CART.com. CART shall retain all United States national, international and local broadcast rights including broadcast television, cable and radio. Organizer/Promoter will assure that the presence of personnel and equipment for these or similar purposes shall not be inconsistent with the rights of CART herein provided and shall not interfere or conflict with the exercise of any such rights by CART as herein provided.

         B. CART shall have the non-exclusive right to market for any commercial merchandising purposes the name, identity, layout, likeness, appearance, signage and logo(s) of the track, on a

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Mexico City Promoter Agreement
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                  composite basis with other tracks where CART races are
                  conducted, provided, however, that any use of such images for commercial product licensing purposes shall be pursuant to a separate licensing agreement to be negotiated.

         C. Organizer/Promoter shall be entitled to receive footage and photographs for promotional purposes, subject to the then prevailing production cost.

         D. Organizer/Promoter shall provide at least one entertainment event, which shall be defined as a concert or other similar undertaking, for each race held under this Agreement. The act for the entertainment event shall be at the sole discretion of the Organizer/Promoter. If broadcast rights are available for such entertainment event, the parties shall mutually agree upon the distribution and financial terms for such rights. Should they be available, the parties shall exercise all reasonable efforts to obtain world wide television rights to the entertainment event.

         E. The parties acknowledge Organizer/Promoter's desire to obtain the television rights for Mexico, and CART agrees to negotiate in good faith with Organizer/Promoter for Mexican television rights for broadcast of the Series during the term of this Agreement.



20. Organizer/Promoter recognizes and acknowledges that CART has entered or intends to enter into a television contract with a United States national broadcast or United States cable network and international networks for the coverage of each Competition hereunder.

         A. Detailed operational and facility requirements of Organizer/Promoter in respect to television and other on-site media are identified in SCHEDULE A.

         B. CART has arranged with the television production companies (subject to network approval) to provide the video portion of the program feed from the mobile unit to Organizer/Promoter, so that Organizer/Promoter may feed the video signal as a courtesy to the medical center, stewards trailer (with monitor), CART business center, operations trailer (with monitor), media center and hospitality suites. This feed is limited to on-site press and hospitality use only. Any other feeds to hotels, bars, or other establishment(s) whether on-site or off, are strictly prohibited, unless

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Mexico City Promoter Agreement
Final Contract

                  approved in writing by CART or the television production company. Organizer/ Promoter shall be responsible for the installation and maintenance of appropriate cable originating at the television compound which will then feed the system. Maintenance and operation of the system is the sole responsibility of Organizer/Promoter.

         C. CART and Organizer/Promoter agree that it is in the best interest of the sport, its promoters and sponsors to have the same on-site and United States television title sponsor. CART and Organizer/Promoter recognize and agree that all United States television entitlements are derived from a privilege granted by the United States television network and are subject to United States network approval. In the event Organizer/Promoter provides CART with a United States television entitlement sponsor, such sponsor must be provided to CART at least four (4) months prior to an Event. In addition such sponsor shall agree to: (i) purchase one (1) of several commercial unit package options for either United States network or cable coverage to be published by CART or its designee each year, (ii) enter into a negotiated agreement with CART or its designee, or (iii) guarantee a payment for entitlement in return for which Organizer/Promoter will receive eight (8) thirty (30) second commercial units to package with its on-site title. The published rate option packages and payment option will be made available to Organizer/Promoter at least one (1) year in advance.

         D. Organizer/Promoter may, at its option, and subject to approval by CART or its designee and the appropriate network, elect to guarantee over-the-air United States broadcast network coverage of its Event, by notice provided at least four (4) months in advance of each Event. In this event Organizer/Promoter will be required to provide a United States television title sponsor subject to: (i) purchase of one (1) of several published minimum commercial unit packages, (ii) enter into a negotiated agreement with CART or its designee, or (iii) guarantee a payment for entitlement to be determined each year. In the payment option (iii) Organizer/Promoter will receive eight (8) thirty (30) second units in the telecast to package with its on-site title.

         E. In the event Organizer/Promoter does not provide CART with a United States television entitlement sponsor or to guarantee over-the-air United States broadcast network coverage at least four (4) months prior to each Event, then CART or its designee shall have the option to secure a United States television entitlement sponsor which need not be the same as the on-site entitlement sponsor. CART

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Mexico City Promoter Agreement
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                  acknowledges the importance of the on-site entitlement sponsor and agrees to use reasonable efforts to provide a television entitlement sponsor that is not in conflict with the on-site sponsor.

         F. CART and Organizer/Promoter agree that the policies and terms set forth as a condition of both United States and international television coverage of this Event may change from time to time, and, therefore, the United States and international television agreement may supersede portions of this Agreement in connection with television rights. In the event that the United States and international television agreement supersedes such portion of this Agreement, CART will immediately notify Organizer/Promoter and work toward a mutually agreed upon solution.



21. Organizer/Promoter retains all rights to sell Event Sponsorships. However, Organizer/Promoter recognizes and acknowledges that CARThas the right to contract for official sponsors for the FedEx Championship Series, which are defined as sponsors of the sanctioning body, and which need not coincide with specific Event sponsors. Sponsors of the sanctioning body will not have any commercial event rights other than what is defined in this Agreement. In the event such sponsorships are sold with commercial elements that are under the control of Organizer/Promoter, not including tickets and hospitality, CART and Organizer/Promoter shall mutually agree to the inclusion of those elements, such approval on the part of Organizer/Promoter not to be unreasonably withheld, and the cost of those elements to be set at rates equal to the market rates offered by Organizer/Promoter to others for similar packages.



22.      A.       CART or its designee shall have the exclusive right to provide any and all pace cars throughout the entire Event. In addition, only pace cars provided by CART or its designee shall be allowed to participate in the parade laps immediately preceding the start of the Champ Car race. Further details of these and other responsibilities of Organizer/Promoter to CART and/or a co-Series sponsor to be designated by CART are agreed to as outlined in SCHEDULE D attached hereto and made a part hereof.

         B. The Events shall be included in the FedEx Series sponsorship and marketing program, in each year such Event(s) are conducted pursuant to this Agreement, including extensions and/or renewals

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Mexico City Promoter Agreement
Final Contract

                  thereof, provided the FedEx Series Sponsorship Agreement is then in full force and effect Details of the FedEx sponsorship and marketing program and the responsibilities of Organizer/Promoter to FedEx are agreed to as outlined in SCHEDULE G attached hereto and made a part hereof.



23.      A.       The parties shall work together to create a mutually
                  acceptable schedule of activities. However, Organizer/Promoter agrees that the scheduled CART sanctioned activities during each Event shall have priority over any other race or other activity scheduled during such Event. Organizer/Promoter will not schedule any supporting races, tests, or ancillary activities on the same day as registration or inspection, or on any other day during an Event, without prior written approval of CART. Further details of these and other scheduling considerations/requirements are agreed to as outlined in SCHEDULE E attached hereto and made a part hereof.

         B. Organizer/Promoter acknowledges that current CART regulations prohibit testing by CART teams at facilities outside the United States and agrees to abide by this regulation.



24. CART and Organizer/Promoter shall work together to conduct grid/pre-race activities which shall include but are not limited to the pole awards, other contingency award activities, driver introductions, etc.



25. The parties shall work together to create appropriate Victory Circle facilities and proceedings. However, CART shall maintain ultimate control of the Victory Circle location, facilities and proceedings. Details of these proceedings and the requirements of Organizer/ Promoter in regard thereto are agreed to as outlined in SCHEDULE F attached hereto and made a part hereof.



26. CART shall have reasonable access to the PA system in order for CART to fulfill its contractual obligations to its sponsors and inform participants and spectators of activities during the Event. All such CART sponsor announcements shall be made on a composite basis except where

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Mexico City Promoter Agreement
Final Contract

         otherwise provided for by contractual agreements between the Series Title or Co-Title sponsors and CART, or between MCI Worldcom and CART.



27.      A.       CART or its licensed representative, shall have the right to sell official licensed CART merchandise from its own temporary concession facility and/or a facility supplied by the Organizer/Promoter as determined by CART. Official Event
                  Concessionaire locations notwithstanding, CART or its licensed representative shall be given a priority choice for any and all of its vendor locations which shall be in a prominent, high-traffic location, generally near the paddock area. CART or its licensed representative shall pay to the Organizer/Promoter for each location including associated credentials and any required services, the lesser of the then current market price or a single fee of One Thousand Five
                  Hundred ($1,500.00) Dollars. Sales information shall be confidential and proprietary property of CART or its licensed representative.

         B. Selected items of CART merchandise, at the discretion of CART, may be offered to the Organizer/Promoter for sale in its concession facilities at terms to be agreed upon by the parties in writing in advance.

         C. Organizer/Promoter shall include at its cost a CART Licensed Products advertisement in the official race program. A CART style guide shall be provided by CART or its licensed representative.

         D. CART and Organizer/Promoter agree to manufacture and distribute merchandise bearing the marks of both CART and the Event. Such cross-licensed merchandise may be offered for sale through CART and Organizer/Promoter controlled vendor locations as agreed upon by the parties. CART and its licensees shall also have the opportunity to sell such cross-licensed merchandise to off-track retailers. The parties agree to split royalty fees on such cross-licensed merchandise according to their mutual agreement based good faith negotiations.

         E. CART logos and trademarks including but not limited to all Series logos and marks, sanctioning body logos and marks, and any other CART or CART related logos and marks may not be used by Organizer/Promoter on any merchandise intended to be resold to the public whatsoever without express advance written approval of CART.



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Mexico City Promoter Agreement
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         F.       It is Organizer/Promoter's responsibility to insure that any and all concessions and/or merchandise is properly licensed. In the event that CART discovers any unlicensed products, it will have the right to take appropriate action in its sole discretion, at CART's expense.

         G. All CART Champ Car teams will be afforded the opportunity to sell merchandise within the confines of the race facility. All teams will be in a prominent, high-traffic location. Participating teams will pay a rights fee for the location, which fee shall be (i) consistent with the then current market price and (ii) no less favorable than the terms and conditions provided to other vendors located within the same area.

         H. This Section 27 shall supersede all related terms of any Organizer/ Promoter standard Vendor Agreement.



28. In conjunction with the CART Winner's Circle Club, Organizer/Promoter shall provide at its expense:

         A. Limited access to restricted areas for club members during group tours and club functions.

         B. Inclusion of a CART Winner's Circle Club advertisement in the official race program. Camera ready art shall be provided by CART or its designee.

         C. Covered facility for meetings with a proper PA system (size to be specified by CART).



29. Organizer/Promoter shall cooperate with CART in its spectator research efforts, including but not by way of limitation allowing CART representatives access to spectators for personal interviews and questionnaire distribution and inclusion of a CART questionnaire in the official race program, for which camera ready art will be provided. The results of such research shall be made available without cost to Organizer/ Promoter.



30.      A.       It is acknowledged that in addition to the FedEx Series
                  sponsorship

Mexico City Promoter Agreement
Final Contract

                  and marketing program, CART shall have the right to sell series-wide sponsorship packages, which are defined as sponsorship packages for all tracks as well as the sanctioning body, and which are agreed to by all Organizer/Promoters of the FedEx Championship Series. Such series-wide sponsorships shall be sold with consistent commercial elements which are under the control of each Organizer/Promoter participating in the Series. In the event series-wide sponsorships are sold, the parties agree that the following may be an outline of those elements which may be provided at an amount to be mutually agreed upon, following good faith negotiations:

                           -        Series-wide product category exclusivity;
                           - Twenty Thousand ($20,000.00) Dollar hospitality credit which can be applied to facility, food and beverage;
                           - Acknowledgment by Organizer/Promoter as an Event sponsor, with such recognition to include all entitlements normally afforded an associate Event sponsor;
                           -        Inclusion in the Event press kit;
                           - One full page, four-color advertisement in the Event souvenir program;
                           - One page of editorial in the Event souvenir program;
                           -        One 40' x 40' expo/sampling space;
                           - Twenty (20) big screen messages (street courses only);
                           - Twenty (20) public address announcements over Event weekend;
                           -        One Hundred (100) grandstand admission
                                    tickets;
                           -        One Hundred (100) restricted area
                                    credentials;
                           -        Track side signage, which receives
                                    significant exposure to the global
                                    audience; CART and Organizer/Promoter to agree on size and placement;

                  All costs associated with the design and production of the advertising page and wall signs shall be borne by Sponsor.

         B. Organizer/Promoter shall provide CART with two (2) pages in the Event Program without charge for CART's own use. CART's placement of advertising within the Program shall be sensitive to Organizer/Promoter's existing commercial and promotional relationships.

         C. Organizer/Promoter recognizes that each participating team has a race sponsor. Organizer/Promoter agrees that each team may place its team name and sponsor(s) on both sides of the wall in the team's

Mexico City Promoter Agreement
Final Contract


                  assigned pit box, subject to applicable governmental laws and regulations.



31. Organizer/Promoter shall provide CART at no cost, a preferred location pit row suite or other mutually agreed upon hospitality provisions for not less than forty (40) guests per day. Hospitality provisions will include food and beverage (alcoholic and non-alcoholic) as associated with pit suite participation, at CART's expense.


32 A. If appropriate as determined by CART in its sole discretion, each Competition shall appear on the FIA calendar as a full international FIA event, subject to second paragraph of section 10A. Organizer/ Promoter agrees to file this listing through CART and reimburse CART for all applicable listing fees For events not run under the jurisdiction of ACCUS, it is the responsibility of Organizer/Promoter to obtain the appropriate full FIA international listing through its ASN of jurisdiction, subject to second paragraph of section 10A.

         B. The parties acknowledge that the facility is being constructed and designed to host the CART Events as contemplated herein. In order to ensure that the facility shall be ready and available, as required for the hosting of such events, the parties have agreed to the construction schedule as stated in SCHEDULE H attached hereto and made a part hereof. In the event a completion date is not met, CART may, in its sole discretion, either terminate this Agreement without further obligation, take over that portion of the construction at Organizer/Promoter's cost, or agree upon a revised mutual schedule for the completion of the item, unless such completion date has been prevented by an event of force majeure.



33. Organizer/Promoter agrees to indemnify and hold harmless CART, its directors, officials and officers, participants, agents and employees, members and sponsors from any and all liabilities including liability resulting from negligence of the same and all costs and expenses, including attorneys fees incurred in the defense thereof, asserted or imposed upon CART, its directors, officials, official representatives, employees, officers, members and sponsors arising out of or as a result of an Event hereunder, directly or indirectly, and whether any such claim or liability arises before, during or after the Event, excluding liabilities, costs or expenses arising out of the negligence or gross misconduct of Indemnitees, or a breach of this

Mexico City Promoter Agreement
Final Contract


         contract by CART.


34. Organizer/Promoter agrees not to take any action adverse to the interest of CART and, in consideration of the acceptance and approval of this Agreement, releases and discharges CART and its officials and representatives from all liability for personal injury that may be received, and from all claims and demands for damages to real or personal property or to any person growing out of or resulting from an Event hereunder, whether caused by any construction or condition or any track or track equipment, cars or debris, or resulting from any act or failure of any official or any person assisting the officials serving in connection therewith, excluding liabilities, damages, costs or expenses arising out of the negligence or gross misconduct of CART or its officials or representatives or a breach of this contract by CART .
         .

35. Nothing contained herein shall be construed to place CART in the relationship of a partner or joint venturer with Organizer/Promoter, and Organizer/Promoter shall have no power to obligate or bind CART in any manner whatsoever other than as specifically provided for herein. Neither party undertakes by this Agreement to perform any obligations of the other, whether regulatory or contractual, or to assume any responsibility for the other's business or operations.



36.      A.       The validity, interpretation and construction of this
                  Agreement shall be governed and construed by the laws of the State of Michigan.

         B. In the event a dispute arises under this Agreement which cannot be resolved, such dispute shall be submitted to arbitration and resolved by a single arbitrator (who shall be a lawyer) in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. All such arbitration shall take place at the office of the American Arbitration Association located in Los Angeles, California, The award or decision rendered by the arbitrator shall be final, binding, and conclusive and judgment may be entered upon such award by any court.

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Mexico City Promoter Agreement
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37.      This Agreement is not transferable or assignable. Any transfer or assignment in violation of this provision shall be void. A transfer of more than forty-nine (49%) percent of the voting stock or other controlling interest in Organizer/Promoter, in one or more transactions (other than to the subsidiaries or affiliates of the Parties, legal spouse, heirs, next-of-kin or estate of a deceased transferor, or a deceased principal of a transferor), without CART's prior written approval, is deemed to constitute a transfer. A transfer of less than forty nine (49%) percent may also constitute a transfer for such purposes, if coupled with the imposition of super majority voting requirements, so as to effectively result in a change in controlling interest. In the event that a prohibited transfer or assignment is attempted, such action will not be effective, and CART may elect to terminate this Agreement effective immediately.



38. Any notice or written communication required or permissible hereunder shall be sent by registered mail (or certified mail with return receipt), postage prepaid, addressed as follows:

         To CART:                                  To Organizer/Promoter:

         Championship Auto Racing Teams, Inc.         Grupo Automovilistico
         Nacional y
         755 W. Big Beaver Road, Suite 800         Deportivo, S. de R.L. de C.V.
         Troy, MI 48084                            c/o Forsythe Racing
         Attn: Deborah M. Schneider, Esq.          1111 S. Willis Avenue
                                                   Wheeling, Illinois 60090
                                                   Attn: Alan R. Waskin, Esq.

                                                   c.c.p.
                                                   Corporacion Interamericana de
                                                   Entretenimiento, S.A. de C.V.
                                                   Paseo de las Palmas 1005
                                                   Lomas de Chapultepec,
                                                   Mexico, D.F. 11000
                                                   Attn: Alejandro Rodriguez,
                                                   General Counsel


 39.     A.       This Agreement (including the Schedules annexed hereto)
                  contains the entire agreement of the parties hereto and no representations, inducements, promises, or agreements, oral or otherwise, not

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Mexico City Promoter Agreement
Final Contract

                  embodied herein shall be of any force or effect. This Agreement may be modified only upon the written consent of the parties hereto.

         B. No waiver by either party, whether expressed or implied, of any provision of this Agreement or any breach or default shall constitute a continuing waiver thereof.

         C. Except as specifically otherwise stated, each and every of the rights, remedies and benefits provided by this Agreement shall be cumulative, and shall not be exclusive of any other said rights, remedies and benefits, or of any other rights, remedies and benefits allowed by law.

         D. If any provision in this Agreement is held to be invalid or unenforceable, it shall be ineffective only to the extent of the invalidity, without affecting or impairing the validity and enforceability of the remainder of the provision or the remaining provisions of this Agreement.


40. The parties acknowledge the importance of each party's reputation, good will and public image and, accordingly, agree to maintain and enhance such image by restraining from taking any action contrary to the best interest of either party, or detracting from the reputation of either party. Each party shall refrain from making any statements about the other party that adversely affects, casts in an unfavorable light, or otherwise maligns the business or reputation of such other party or any of its principals.



41. At all times, the terms and conditions of this Agreement are confidential to CART, Organizer/Promoter, their parent companies and their respective subsidiaries, and shall not be disclosed to any other entity or individual without the other party's prior written consent. Notwithstanding the foregoing, disclosure may be made if necessary to enforce a party's rights under this Agreement, or if required by any securities or other law or regulation or by a governmental agency, in which case any and all documents, information, or materials disclosed shall be marked "confidential" and such party shall seek confidential treatment of such information.



42.      A.       Organizer/Promoter and CART agree to consult, assist, and

Mexico City Promoter Agreement
Final Contract

                  coordinate with the applicable Mexican/United States customs services, taxation, provincial, state, local government or other authorities to facilitate the entry into Mexico of the participating racing team members as well as the CART officials and staff members, and the exportation from the United States, the importation into Mexico, the exportation from Mexico and the importation into the United States, of the race cars and all related equipment and other items necessary for temporary use in Mexico in respect of the events to be conducted under this Agreement. Further in this regard, CART shall cooperate and comply with, and cause each racing team and their respective members to cooperate and comply with all directions, procedures, information, requests, etc., of the above mentioned authorities.

         B. Organizer/Promoter shall pay, when due, or secure the payment, by means of a bond or other undertaking which shall be at Organizer/Promoter's expense, of any customs duties, import or export duties and sales or use tax or any other governmental fee(s) which at any time are imposed, assessed, levied or charged on or upon Organizer/ Promoter or CART or any team by the Mexican customs service (or other agency) or the United States Customs Service (or other agency) in respect of the race cars and all related equipment and other items necessary for temporary use in Mexico in respect of the Events to be conducted under this Agreement, and shall provide to CART within forty-five (45) days of the conclusion of the Event a copy of the notice of assessment of duties or taxes issued by the Mexican customs service (or other agency) or the United States Customs Service (or other agency) in respect thereof.



43. The following Schedules are attached hereto, incorporated herein by reference as though set forth in their entirety in this Agreement, and labeled as follows:

                  SCHEDULE A - OPERATIONAL, MEDIA, AND OTHER FACILITY/SUPPLY REQUIREMENTS
                  SCHEDULE B - INSURANCE REQUIREMENTS
                  SCHEDULE C - UNIFIED CREDENTIAL SYSTEM AND FACILITY ACCESS PROVISIONS
                  SCHEDULE D - CO-SERIES SPONSOR AND OFFICIAL PACE CARS SCHEDULE E - EVENT ACTIVITIES
                  SCHEDULE F - POST RACE PROCEDURES/ACTIVITIES
                  SCHEDULE G - FEDEX SPONSORSHIP AND MARKETING PROGRAM

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Mexico City Promoter Agreement
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                  SCHEDULE H - CONSTRUCTION REQUIREMENTS

Any person or organization having responsibility in the organization, promotion or staging of any Competition, whether by contract or otherwise, shall co-sign this Agreement and shall be jointly responsible hereunder. Organizer/Promoter and the undersigned warrant and represent that Applicant has the full right and authority to enter into and perform this Agreement, and that the execution and delivery of this Agreement has been duly authorized by all necessary governmental and/or corporate action.

Date: November 2, 2001                   /s/
     ---------------------              --------------------------------------
                                                Ocesa

                                            By: /s/ Rodrigo Gonzalez
                                                ------------------------------

                                            Its: COO
                                                 -----------------------------


Date:  November 8, 2001                  /s/
     ---------------------              -----------------------------------
                                            Forsythe Racing

                                        By: /s/ Gerald R. Forsythe
                                           -----------------------------------

                                        Its:  Chairman
                                           -----------------------------------
CART APPROVAL

         The foregoing application is hereby approved and accepted in accordance with the terms stated therein.

Date: November 20, 2001                 CART, Inc.
     -----------------------
                                           By: /s/
                                             ---------------------------------

                                           Its: Chairman/CEO
                                                ------------------------------

                                  SCHEDULE "A"

                          OPERATIONAL, MEDIA, AND OTHER
                          -----------------------------
                          FACILITY/SUPPLY REQUIREMENTS
                          ----------------------------

         Pursuant to the Agreement, Organizer/Promoter shall provide at its expense except as otherwise specifically provided the following additional items. The specific items listed in this Schedule A reflect minimum requirements for certain areas, and should not be construed as inclusive of all necessary items Organizer/Promoter must provide.

A.  MEDIA AREAS
    -----------

GENERAL SET-UP REQUIREMENTS:

         - The deadline for having the press facility fully operational is 5:00 p.m. on the day prior to the commencement of CART on-track activities. Among those items that must be fully operational include: televisions in place with cable hookups; all seats assigned with placards in the deadline media area with help from CART Public Relations staff; all telephones are in place, have service and are operational; unrestricted phone lines with instruments for CART are in place and operational with no restrictions; all media-related bins and press-kit tables are in place as well as labeled, if need be; power supplies are in place and working throughout; press conference area is operational in regard to setup of microphones, sound system, speakers, lectern, scaffolding and media seating.
         - The auxiliary and/or photo press room also must be fully operational with all the above items located in the main area and staffed with track representatives.
         - It is required that a track public relations representative is at the media center the day prior to the commencement of CART on-track activities.
         - The track will provide runners to retrieve daily statistical information from Omega Timing and Scoring. The person(s) and procedure must be in place on the day prior to the commencement of CART on-track activities.


PRESS ROOM FACILITIES:

                  Solid, climate controlled, weatherproof and noise-insulated structures, sufficient in size to accommodate the number of attending media representatives and capable of supporting separate work areas as follows. Ample televisions, power, telephones and working materials will be provided for each area, with specific requirements identified within this Schedule A:

                  -        Deadline Media
                  -        Non-deadline Media
                  -        Photo Media, with lockers provided

                  -        Event Media Relations
                  -        Support Event(s) Media Relations

PRESS CONFERENCE/INTERVIEW AREA FACILITIES:

                  Solid, climate controlled, weatherproof and noise insulated structure. Area shall be set-up with skirted tables and chairs placed on a raised podium, and a lectern for the moderator. Proper lighting for television and photographers is required. A CART approved backdrop shall be placed behind the drivers' interview tables.

VIEWING STANDS FACILITIES:

         - Required for venues that do not provide a legitimate track view from the media center or a press box
         - Viewing stand will not be a section of seating roped off in a general spectator area
         - Viewing stand should be in or near the suite section or its own entity and should be under cover
         - Viewing stand needs tables and chairs and the seats are to be assigned with help from the CART Public Relations staff
         - Viewing stand needs to be staffed by a track public relations representative
         -        Requires a cooler of cold beverages for the media
         - A shuttle service should be considered if the viewing stand is a good distance from the media center

CART COMMUNICATIONS DEPARTMENT OFFICE FACILITIES:

         - Requires an area in the main deadline press facility, an enclosed office if available
         - Area needs to have enough table space and seating for a minimum of six (6) CART representatives

EQUIPMENT:

         Photocopy Machines - A minimum of two (2) photocopy machines, which shall be print quality high speed photocopiers with collating and stapling capability.

         Fax Machines - A minimum of three (3) fax machines.

         Televisions - The amount of televisions will be specified for each venue, with the size of the media center as well as additional auxiliary areas being taken into consideration; televisions are required in ALL media areas, including auxiliary areas; recommend that televisions are either mounted to the wall with swivel hinges or on wheel carts; the amount of televisions can be reduced if a big-screen television (54) inches is utilized for a video feed in a primary location; a minimum of three (3) televisions shall be provided in the viewing stands; the CART Communication Department office must have a minimum of five (5) televisions for timing and scoring and video feed.

         Sound System - A sound system for press conferences will be provided by the track; the requirements include four (4) microphones for the podium; one (1) microphone for the speaker at the lectern; speakers; and a mult box for radio media to plug into and record.


B.  ACCREDITATION FACILITIES
    ------------------------

LOCATION:

         -        easily accessible by public transport
         -        adequate car parking
         -        within fifteen (15) minutes walking distance to the track

SIZE:

         -        minimum of 12 feet x 40 feet working area
         -        separate area for office and/or storage of computer cases
         -        20 feet minimum of table/desk space
         -        seating for a minimum of ten (10) people
         -        ample space inside/under cover to allow for queuing of guests
         -        entrance and exit doors

TEMPERATURE:

         - heating/air conditioning control to maintain adequate temperature for computers

SIGNAGE:

         -        directing people to registration area
         -        "entrance" and "exit" signs to provide smooth flow
         - external signage upon leaving showing way to parking areas and entrances
         -        identifying separate series within one credential area

SECURITY:

         -        all doors, windows to be lockable
         - in the case of a temporary structure an internal fully secure facility should be provided and/or overnight security.

CLEANING:

         -        the facility should be cleaned at the end of each day


C.  OPERATIONS
    ----------

FACILITIES:

         Race Control - An elevated, solid, quiet, climate controlled, and weatherproof structure with an uninterrupted view of the front straight, start/finish line pit entrance and exit and last turn. Structure size: 30 feet x 15 feet. The structure design must provide windows with anti-glare provisions and minimal structural interference to the site line along the front face and forward half of each end panel. Access to this structure must be provided for safe loading of equipment. This structure shall be placed at an angle to and distance from the race track as prescribed by CART. This facility is for the exclusive use of the officials as their presence is required to control on track activities.

         Meeting Room - A solid, quiet, climate controlled, weatherproof structure capable of accommodating sixty (60) people theater style. This facility is for the exclusive use of the CART competition department during the Event.

         Timing and Scoring - A separate solid, elevated, weatherproof, climate controlled timing and scoring structure with an uninterrupted view of the front straight at start/finish line, pit entrance and exit, and last turn. The enclosed structure shall be at least 12 feet deep x 40 feet long. The structure design must provide windows with anti-glare provisions and minimal structural interference to the site line along the front face and forward half of each end panel. Additional elevated seating to accommodate 30 manual scorers. (Option: the enclosed structure of a minimum size of 12 feet x 65 feet). The dimensions supplied are to exclusively accommodate scoring for CART sanctioned activities. Additional considerations must be made for support event timing and scoring activities. Access to this structure must be provided for safe loading of equipment. This structure shall be placed at an angle to and distance from the race track as prescribed by CART.

EQUIPMENT:

         One (1) print quality hi-speed photo copier with collating and stapling capability. (Option -CART may invoice Organizer/Promoter in an agreed amount in lieu of Organizer/Promoter supplying this machine.)

         Three (3) golf carts for exclusive use by CART. One (1) for the Communications/ Administrative staff, one (1) for the CART C.E.O., and one (1) for CART broadcast services.

COMMUNICATION CIRCUITS:

         Land line communication system connecting all trackside observer stations, pit in, pit out, pit center, race control and starter stand.

         A separate private land line communication circuit connecting timing and scoring, race control, pit center and starter stand.

FUEL:

         Organizer/Promoter will provide fuel for all safety vehicles and the jet dryer:

         Track Dryer - Jet A - approximately five hundred (500) gallons
         Safety Vehicles - unleaded gasoline - approximately two hundred (200) gallons

         Organizer/Promoter recognizes that CART has a Series-wide Official Fuel Supplier arrangement and acknowledges that Organizer/Promoter will not enter into any specific Event official fuel supplier arrangements for the Events hereunder.

GENERAL:

         Minimum of three hundred fifty (350) pounds of ice each day from Thursday (Wednesday for Saturday Championship Car races) until Sunday of race weekend including any rain dates. In addition, 100 pounds of ice on the day prior to the first Event day, as noted above.

         Worker lunches and drinking water will be provided for each day of the Event weekend, i.e., Thursday until Sunday (Wednesday for Saturday Championship Car races) including any rain dates. CART will identify the quantity to be supplied.

         All areas and utilities shall be accessible for use by CART on or before 8:00 AM the Wednesday prior to the published race date.


D.  TELEVISION AND RADIO
    --------------------

FACILITIES:

         TELEVISION COMPOUND LOCATION: Organizer/Promoter shall provide a level, hard-surfaced area approximately 200 feet x 200 feet for use by CART Productions and network television production mobile units, broadcast equipment, and personnel.
         ACCESS TO AREA SHOULD BE AVAILABLE AT LEAST 5 DAYS PRIOR TO THE FIRST DAY OF ON TRACK ACTIVITIES. (NOTE: IN SOME CASES OFFICE TRAILERS MAY BE PLACED UP TO 15 DAYS PRIOR TO THE EVENT) THE COMPOUND SHOULD BE A FENCED IN AREA (TEMPORARY FENCING IS ACCEPTABLE), SECURE FROM PUBLIC ACCESS. AN OPENING PREFERABLY WITH A SLIDING GATE APPROXIMATELY 20 FEET WIDE SHOULD BE LOCATED TO PROVIDE SUFFICIENT ACCESS FOR THE PLACEMENT OF PRODUCTION UNITS AND OFFICE TRAILERS WITHIN THE COMPOUND.

         Compound should be located as follows:

                  STREET COURSE: As close as possible to the announcement booth or as close to the majority of camera positions as possible, but definitely outside the course.

                  ROAD COURSE: As close as possible to the announcement booth, as close to the majority of camera positions as possible, preferably outside the course.

                  OVAL COURSE: As close as possible to the announcement booth and allowing the most direct cable access to the majority of camera positions as possible, but definitely outside the course.

         ANNOUNCEMENT BOOTHS: Announcement booths should be climate controlledwith air conditioning, weather proofed and noise insulated. The booths should have a wide expanse of glare-proof (non-tinted) glass overlooking the pits and track. Sound deadening materials should be used in construction, including proper insulation, carpeting, paneling, and double-paned glass.

         The front window overlooking the track and pits should begin around 3.5
         - 4 feet above the floor. The booth should also have windows on the sides of the booth facing the track, around 3 - 4 feet deep from the front of the booth, to provide sight lines up and down the track and pits. Where possible, the back half of each booth should be elevated 4
         - 6 inches (minimum) to allow raised sight lines for those working in rear of booth.

         A ledge/table at stool height, should run the entire width of the front window wall, set under the window and should be well braced to support necessary video monitors, timing and scoring monitors, and audio equipment, etc. Ledge/table should extend 2 feet into the room from the front-windowed wall, and where possible, should provide a removable cut-out against the wall, with a support brace under the cut-out, to allow monitors to be partially recessed on an angle within the ledge/table.A minimum of three stools should be provided for each booth.

         Access panels, conduits (minimum six (6") inch diameter), and cable troughs should be provided as necessary to allow cables to enter booth for video, audio, timing and scoring, and antennae feeds.

         Entry door should have a locking system installed, so that the room and equipment may be secured. A keyless or combination access system is preferred.

         Organizer/Promoter agrees to provide, at its expense, a U.S. Television Network Booth, three (3) International Television Network Booths and a CART Radio Network Booth. As other international networks (more than three (3)) may wish to originate commentary from the site of a CART event, CART may request, and Organizer/Promoter agrees to provide, additional announcement booths. CART agrees to provide at least thirty
         (30) days notice to Organizer/Promoter in such cases.


         U.S. TELEVISION NETWORK:

                  BOOTH SIZE:                15 feet x 15 feet booth.

                  LOCATION:                  Should be placed on the outside of
                                             the track and nearest to the start/
                                             finish line, providing the widest
                                             view of the track and pits. Where
                                             possible, booth should be located
                                             alone or at one end of any row of
                                             booths or suites.

         CART RADIO NETWORK:

                  BOOTH SIZE:                8 feet x 8 feet booth.

                  LOCATION:                  Preferred placement on the outside
                                             of the track and nearest to pit
                                             center, providing the widest view
                                             of the track and, then, the start/
                                             finish line and pits.

         INTERNATIONAL TELEVISION NETWORKS:

                  BOOTH SIZE:                A minimum of three (3) 8 feet x 8
                                             feet (minimum) booths.

                  LOCATION:                  Preferred placement providing the
                                             widest view of the pits and, then,
                                             the track and start/finish. Where
                                             possible, location should be on the
                                             outside of the track.

                  ADDITIONAL INTERNATIONAL BOOTHS:

                                             All reasonable costs, subject to
                                             competitive bidding, associated
                                             with the construction and provision
                                             of any additional booths and
                                             required facilities for
                                             international networks shall be the
                                             responsibility of the international
                                             network.

ACCESS:

         Organizer/Promoter shall accord all broadcast networks and/or their designees the right to install and maintain at, and remove from, the site of the Event and associated areas such wires, cables, and apparatus as the network or its designee deems necessary for recording and/or telecasting the Event (provided that there shall not be any interference with the use of or means of ingress or egress at the site or associated areas).

SECURITY:

         Organizer/Promoter must provide security, with radio communications, mutually agreed by the parties as sufficient, for all broadcast equipment in the television compound and around the track, including camera, remote, and booth locations. Security should be available from the first evening of arrival through the morning of the last day of departure of all broadcast equipment. Upon compliance with the security provisions contained in this paragraph, Organizer/Promoter shall not be liable for any claims based on the lack of sufficient security.

ADDITIONAL FACILITIES:

         Other networks may mount cameras, in a manner not to interfere with the world feed, that would allow US and international networks to focus on different drivers. Most likely these positions would be near or across from pit lane. The location of these camera positions will be mutually agreed upon by Organizer/Promoter, the networks and CART. The networks would agree to provide at least thirty (30) days notice of intent to supplement world feed cameras.

EQUIPMENT VENDORS:

         Broadcast crews will use best efforts to achieve highest quality, lowest cost for renting equipment from Organizer/Promoter's exclusive source. If this cannot be achieved, then the exclusive track source will not apply to the production company's needs. Due to the cost effectiveness of annual contracts for such products as golf carts, catering (including but not limited to all food and beverages, ice) , office systems, lifts/cranes, scaffolding and office trailers, etc., it is unlikely that the Broadcasters will be able to honor Organizer/Promoter's exclusive agreements in all categories.

E.  WINNERS CIRCLE
    --------------

FACILITIES:

         -        A fenced, separate area, preferably away from pit lane
         -        Photographers' riser, placed proportionately to the podium
         -        Raised podium
         - Two separate entrances: One for drivers, team owners and presenters only (if necessary, TV); the other for VIP's, sponsors and photographers

F.  CHAPEL
    ------

Organizer/Promoter shall provide appropriate space and facilities for use as a chapel during all CART Events at a maximum cost to CART of One Thousand ($1,000.00) Dollars. These facilities shall include at a minimum a solid, quiet, climate controlled, weather proof structure capable of accommodating sixty (60) people, and a small office/private room.

G.  ELECTRIC/POWER REQUIREMENTS
    ---------------------------

GENERAL:

         All power supplied shall be 60-cycle and should be clean and stable dependable power, as opposed to generator power, where possible. If "shore" power is not available, dedicated, redundant generator power must meet the requirements of the network television production company, including but not limited to: back-up power, redundant systems, frequency controlled, and automatic switch-over features. Organizer/Promoter shall provide an adequate supply of electrical power to service all areas, consistent with the applicable function or activity therein. Listed power requirements for Organizer/Promoter provided facilities are exclusive of climate control and lighting requirements. Where shore power proves to be neither clean, stable, nor dependable at the levels required, Organizer/Promoter shall provide redundant generator back up by frequency controlled, automatic switch-over generators, at Organizer/Promoter's sole expense.

MEDIA CENTER:

         Organizer/Promoter shall provide CART Communications staff at least two
         (2) 110 volt, 20 amp, single phase circuits or equivalent with a minimum of eight (8) electrical outlets. Adequate power and at least one (1) electrical outlet for each assignable seat for press in media center.

ACCREDITATION FACILITIES:

         Organizer/Promoter shall provide at least one (1) 110 volt 30 amp, single phase circuit, exclusive of climate control and lighting, with a minimum of four (4) main power outlets.

OPERATIONS:

         Radio Trailer               220v/240v         60 amp   single phase
         Race Control                110v/115v    5    20 amp   single phase
         Timing and Scoring          110v/115v    6    30 amp   single phase
         Operations Trailer #1       220v/240v         60 amp   single phase
         Operations Trailer #2       220v/240v         60 amp   single phase
         Medical Center              220v/240v        100 amp   single phase
         CART Business Center        220v/240v    2    50 amp   single phase
         Timing and Scoring Truck    110v/115v         50 amp   single phase
         Battery Compound            220v/240v         60 amp   single phase
         CART Fuel Compound          110v/115v    4    25 amp   single phase
                                                                (one common
                                                                 ground pursuant
                                                                 to local code)

         CART Tire Compound          220v/240v    2    60 amp   single phase
         Scales                      110v/115v         20 amp   single phase
      *  Each Entrant Pit            110v/115v         30 amp   single phase-4
                                                                  outlets
         Chief Stewards Trailer      220v/240v         60 amp   single phase
         Each Support Race Entrant Pit Area (Indy Lights and Toyota Atlantic)
                                     110v/115v         20 amp   single phase

         (*Entrant is defined as a race car with an assigned driver)

TELEVISION AND RADIO:

         LIGHTING:

         Organizer/Promoter shall ensure necessary lighting (minimum of 125 foot candles) is available for television coverage during the Event.

         POWER:

         TV COMPOUND - U.S. NETWORK
         POWER MUST BE AVAILABLE NO LATER THAN 8AM 4 DAYS PRIOR TO THE FIRST ON TRACK ACTIVITIES.

Mobile Units

         Mobile Unit #1                    208v         200 amp 3 phase
         Mobile Unit #1 Support            208V         200 amp 3 phase
         Mobile Unit #2                    208v         200 amp 3 phase
         Mobile Unit #2 Support            208v         200 amp 3 phase
         Telemetry                         208v         200 amp 3 phase
         In Car Camera/RF                  208v         200 amp 3 phase
         Enhanced Services                 208v         200 amp 3 phase
         International                     208v         200 amp 3 phase
         Brazil                            208v         200 amp 3 phase


Office Trailers

         Office Trailer #1                 110v         100 amp single phase
         Office Trailer #2                 110v         100 amp single phase
         Office Trailer #3                 110v         100 amp single phase
         Office Trailer #4                 110v         100 amp Single phase

         Catering                          110v       30amp X 2 single phase

Uplinks


         Uplink #1                         208v         150 amp 3 phase
         Uplink #2                         208v         150 amp 3 phase
         Uplink #3                         208v         150 amp 3 phase
         Uplink #4                         208v         150 amp 3 phase
         Uplink #5                         208v         150 amp 3 phase
         Uplink #6                         208v         150 amp 3 phase

         REMOTE LOCATIONS

         RF Receive Site US #1           110v           20 amp  single phase
         RF Receive Site US #2           110v           20 amp  single phase
         RF Receive Site INET #1         110v           20 amp  single phase
         RF Receive Site INET #2         110v           20 amp  single phase

         ANNOUNCEMENT BOOTHS

         U.S. Network Production         110v           20 amp  single phase
         U.S. Network Monitors           110v           20 amp  single phase
         U.S. Network Audio              110v           20 amp  single phase
         Radio Production                110v           20 amp  single phase
         Radio Monitors                  110v           20 amp  single phase
         International #1 Production     110v           20 amp  single phase
         International #1 Monitors       110v           20 amp  single phase
         International #2 Production     110v           20 amp  single phase
         International #2 Monitors       110v           20 amp  single phase
         International #3 Production     110v           20 amp  single phase
         International #3 Monitors       110v           20 amp  single phase

         EACH ADDITIONAL INTERNATIONAL BOOTH

         Additional Production           110v           20 amp  single phase
         Additional Monitors             110v           20 amp  single phase

         Minimum of four (4) outlets per electrical circuit in the announcement booths. Air conditioning/heating systems must be on separate circuits from those shown above. Without separate air-conditioning circuit, broadcast may be jeopardized.


H.  TELEPHONE REQUIREMENTS
    ----------------------

GENERAL:

         All line charges reasonably related to CART business activities shall be to the account of Organizer/Promoter; all media telephones require free local access; no credit card slide telephones; as a minimum, the following areas must be supplied telephones which provide access to commercial telephone lines.

MEDIA AREAS:

         Deadline Media Area - One (1) telephone for every two (2) media persons;

         Auxiliary Media Area - One (1) telephone for every four (4) media persons;

         CART Communications Department - Five (5) dedicated unrestricted access lines and instruments shall be provided for the exclusive use of the CART Communications Department staff. All charges related to these telephones are the responsibility of

         Organizer/Promoter.

ACCREDITATION FACILITIES:

         Two (2) lines, one (1) for telephone and one (1) for facsimile

OPERATIONS:

At a minimum, the following areas must be supplied telephones which provide access to commercial telephone lines:

         Operations Trailer -     Two (2) telephone lines and one (1) facsimile
                                  line with facsimile machine;
         Medical Center -         One (1) telephone line and (1) facsimile line
                                  with facsimile machine;
         CART Business Center -   Six (6) telephone lines and one (1) facsimile
                                  line with facsimile machine;
         Race Control -           Two (2) telephone lines and one (1) facsimile
                                  line with facsimile machine;
         Timing & Scoring -       Six (6) telephone lines and (1) facsimile line
                                  with facsimile machine;
         Chief Steward Trailer -  Two (2) telephone lines and one (1) facsimile line


TELEVISION AND RADIO:

         TELEVISION COMPOUND LOCATION: Organizer/Promoter shall ensure Seventy-five ()(75) pair telephone lines are permanently installed in television compound.

         ANNOUNCEMENT BOOTHS:

         U.S. TELEVISION NETWORK: Two (2) telephone lines, permanently installed.

         CART RADIO NETWORK:      A maximum of four (4) pair telephone lines
                                  permanently installed in booth, as in the past.

         INTERNATIONAL NETWORKS:  A maximum of five (5) pair telephone lines permanently  installed  in each
                                  announcement booth.

I.  RESTROOMS
    ---------

There must be adequate facilities, to be specified by CART, in the paddock or garage area, for the exclusive use of the officials and team personnel. Television Compound
Adequate and properly maintained facilities consistent with OSHA standards should be provided in the TV compound for the exclusive use of TV personnel.

J.  GENERAL
    -------

As the execution of the Competition and broadcast coverage of CART events is vital to the success and growth of the Series and each Competition, and as newer and additional technical facilities may be required to meet media, operational and broadcast production standards in order to enhance and upgrade the facility and broadcast quality, Organizer/Promoter agrees to provide reasonable additional space, power, facilities, or other services as may be requested by CART. CART agrees to provide Organizer/Promoter as much advance notice as possible of these additional requirements. Organizer/Promoter is hereby notified that any change to the facility could affect safety, competition activities or presentation of the Event. Therefore, it is the responsibility of Organizer/Promoter to inform CART of any proposed modifications to the facility including but not limited to the race track and surrounding area and any structure used by CART during the Event.

                                  SCHEDULE "B"


                             INSURANCE REQUIREMENTS
                             ----------------------


In an effort to protect the interest of track owners, Organizers/Promoters, sponsors, CART, its Members and participants, CART has established certain minimum criteria for insurance coverage which must be in effect for all CART Events.

The insurance requirements for CART events consist of the following areas of insurance coverage:

         1.  Spectator Liability Insurance;
         2.  Participant Legal Liability Insurance; and
         3.  Participant Accident Insurance.

The minimum specifications and requirements for acceptable coverage are:

         $20,000,000 LIABILITY INSURANCE  (coverage must be primary)


1.  POLICY FORM
    -----------

The policy must be a Comprehensive General Liability form and may be either a manuscript Automobile Racing policy or a Commercial General Liability policy with endorsements that provide the amendments required to cover automobile racing events.

Coverage provided must include, but shall not be limited to:

         A.       Spectator/Public Bodily Injury Liability.

         B. Participant Legal Liability - that is, coverage for bodily injury claims from "participants" and must include participant to participant liability.

         C.       Property Damage Liability
                  1. Including participants' property except when in restricted areas.
                  2. No more than a Fifty Dollar ($50.00) deductible.

         D. Refreshments/Products Liability including Concession Hard Goods and Host Liquor Liability.

         E. Personal Injury Liability, including false arrest, detention, imprisonment or malicious prosecution, libel and slander; wrongful entry or eviction.

         F.       Mobile Equipment Liability.

         G. Primary Medical Malpractice Liability covering all medical personnel - employed or volunteer.

         H.       Non-owned Aircraft Liability.

         I.       Off Premises Sign Liability.

         J. Official Vehicle Physical Damage - Two Hundred Fifty ($250.00) Dollar maximum deductible. An official vehicle is a vehicle on the racetrack premises which is allowed access into "restricted" areas. This includes but is not limited to an ambulance, fire truck, tow truck, or pace car. This coverage does not apply to physical damages resulting from the gross negligence of the operator of the vehicle.

         K.       Contractual Liability.


2.  MINIMUM LIMITS OF COVERAGE
    --------------------------

CART reserves the right to change insurance limits to amounts deemed reasonable by CART or its insurance representatives, as long as ninety (90) days notice is given to Organizer/Promoter.

         A. 2002 Event - $20 million combined single limits per occurrence for Bodily Injury and Property Damage with no aggregate limit.

         B. 2002 Event - $10 million minimum for Participant Legal Liability. Subsequent Events subject to 50% of limits in place in paragraph 2A.

         C. 2002 Event - $1 million Medical Malpractice Liability with $1 million aggregate per incident. Coverage to include Medical Professionals. (See paragraph 1 (G)).


3.  NAMED INSUREDS
    --------------

Must include:

         A. CART, Inc., and Championship Auto Racing Teams, Inc. and their subsidiaries, officers, team owners, directors and employees; Federal Express Corporation; other co-Series sponsors.

         B. CART reserves the right to add additional named insureds provided however, that notice be given no later than sixty
                  (60) days prior to the Event.

4.  PERSONS INSURED
    ---------------

Must include:

         All participants, entrants, sponsors for this Competition, Event or the Series of which the Competition is a part, or of a Competition vehicle, and CART Members. The definition of participants must include drivers, mechanics, pitmen, officials of the race, and those assisting the officials, event staff, announcers, emergency and safety crews and security personnel and all other persons allowed access to restricted areas. Such definition also applies to CART and support series events.


5.  WAIVER AND RELEASE FROM LIABILITY
    ---------------------------------

The insurance policy must require the utilization of a system at all CART Events which secures properly executed and signed "Waiver and Release from Liability" forms from all participants. The procedure for obtaining such executed waivers from CART participants shall be determined by CART.

6.  GENERAL SPECIFICATIONS

         A. The insurer must be admitted or approved to write insurance in the state, province and country where the insured track is located. The broker or agent must be licensed to transact business in the state, province and country where the track is located. It is Organizer/Promoter's responsibility to inform all participants of all coverages and conditions available throughout the Event.

         B. The insurer must have a minimum of a "Best A rating", and the name of the insurer must be supplied to CART for the purposes of confirmation.

         C. The insurer must formally agree to send duplicate notice of cancellation to CART in the event of cancellation a minimum of thirty (30) days in advance of the cancellation. The reason for the cancellation must be included with this notification. The insurer must also formally agree to immediately notify CART of each instance of the insured's failure to remit proper premium or other required payments.

         D. The agent or broker must submit a narrative explanation of systems, procedures and authority for adjusting and paying claims.

7.  PROCEDURES FOR OBTAINING APPROVAL OF AND UTILIZING INSURANCE
    ------------------------------------------------------------
    COVERAGE
    --------

         A. Any request or submission for approval of insurance coverage not meeting the minimum specifications and requirements or procedures will not be accepted.

         B. To obtain approval for sources of insurance, Organizer/Promoter or its insurance broker must submit a certified true specimen copy of the proposed policy forms to CART at least ninety (90) days prior to the first day of the Event.

         C. CART will notify the party submitting the request in writing of the acceptance or rejection of insurance submissions within fifteen (15) days of receipt of the submission. Only formal written approval of the acceptance of insurance coverage by CART shall be considered valid.

         D. Upon acceptance, Organizer/Promoter must provide CART a certified true copy of the actual policy of insurance issued to track operators or Organizer/Promoter at the time of issuance and no later than thirty (30) days prior to the first day of the Event.

         E. Should Organizer/Promoter fail to comply with the above requirements, CART shall have the right to purchase the insurance and obtain reimbursement from Organizer/Promoter.

8.   PARTICIPANT ACCIDENT INSURANCE FOR CART PARTICIPANTS
     ----------------------------------------------------

Organizer/Promoter shall reimburse CART for the cost of participant accident disability, medical and life insurance which minimum coverages for 2002 are as follows:

         Accidental Death and Dismemberment                  $      50,000.00
         Primary Accident Medical                            $     150,000.00
         Excess Major Medical - Champ Car drivers:           $     850,000.00

         All other participants:                             $     350,000.00
         Weekly Disability (to 104 weeks)                    $         250.00
         Monthly Disability (to 48 months)                   $         300.00


9.  PARTICIPANT ACCIDENT INSURANCE FOR NON-CART PARTICIPANTS
    --------------------------------------------------------

Organizer/Promoter shall provide participant accident insurance for all non-CART participants at the Event with minimum limits of:

         Accidental Death and Dismemberment                  $      25,000.00
         Medical                                             $      50,000.00
         Weekly Indemnity (to 104 weeks)                     $         100.00

                                  SCHEDULE "C"


                            UNIFIED CREDENTIAL SYSTEM
                            -------------------------
                         AND FACILITY ACCESS PROVISIONS
                         ------------------------------


CART SEASON CREDENTIALS (PLASTIC PICTURE IDENTIFICATION)
--------------------------------------------------------

Picture identification cards will be issued to CART participants as provided for in this Agreement. Persons issued this credential may only use this credential as expressly allowed for by the CART Rule Book, and only applies as to their need or function. Any change in costs agreed to by the Promoters' Association and CART will supersede the costs included in this Schedule "C".


A.  TEAMS

Each CART Owner Membership is entitled to a maximum of fifty (50) CART picture I.D. license/credentials upon acceptance of application and payment of fees due CART. Additional license/credentials may be purchased consistent with the CART/Promoter Credential and Motorhome Policy, attached as Exhibit 1 to this Schedule C. Revenues derived from such purchases less ten (10%) percent per credential will be divided equally among all CART Organizer/Promoters.

These license/credentials are to be issued to team members, i.e., owner, team manager, chief mechanic, crew members, designated team and/or sponsor public relations representative and any other associates the owner desires within the allotted maximum number. This credential will permit access to the facility and restricted areas including the pit area at all times during any CART Event. At specified Events, a limited number of special credentials may be issued to allow only necessary and appropriate personnel access to the pit area thirty (30) minutes prior to and during the CART race.

B.  DRIVERS

Each driver will be issued a permanent CART picture license/credential. An additional picture license/credential will be issued to the driver's spouse or companion. Both credentials will permit access to the facility and restricted areas including the pit area at all times during any CART Event. At specified Events, a limited number of special credentials will be issued to allow only necessary and appropriate personnel access to the pit area thirty (30) minutes prior to and during the CART race.

C. CART OFFICIAL SUPPORT SERIES
   ----------------------------

CART will provide credentials to CART support Series competitors, sponsors and suppliers as follows:

         1 - 12 Team Credentials                     (12) Complimentary
         13 - 17                                     (5) at $145 per credential
         18 - 25                                     (8) at $250 per credential

Revenues derived from such purchases shall be divided equally among all CART Organizer/Promoters.


D.  OFFICIALS
    ---------

Each CART official will be issued a permanent CART picture I.D. license/credential. This credential will permit access to the facility and restricted areas including the pit area at all times during any CART Event. At specified Events, a limited number of special credentials may be issued to allow only necessary and appropriate personnel access to the pit area thirty (30) minutes prior to and during the CART race.


E.  SUPPLIERS AND AWARD PROVIDERS

A reasonable number of suppliers and award providers will be issued credentials as determined by CART. These credentials will permit access to the facility and restricted areas including the pit area at all times during any CART Event. At specified Events, a limited number of special credentials may be issued to allow only necessary and appropriate personnel access to the pit area thirty (30) minutes prior to and during the CART race.

Each CART authorized supplier may request annual credentials for any number of persons provided that these persons are bona fide members of the supplier's support team needed at the track. Five (5) such credentials will be issued at no charge. For each CART team supplied, one (1) additional credential will be provided. All credentials issued over and above the allotted number will be charged at a price of $500.00 per credential. Revenues derived from such purchases less ten (10%) percent per credential will be divided equally among all CART Organizer/Promoters. CART has the right to review all requests and, if necessary to ask for a clarification of the role to be performed by each person for whom a credential is requested. If a supplier acquires a credential for a third party under this system (i.e. for a person that is not a bona fide member of the supplier's support team needed at the track), all credential privileges will be revoked.

Each CART authorized award provider shall be entitled to a maximum of five (5) credentials at no charge. Additional credentials may be purchased at a cost of $100.00 each per season. Revenues derived from such purchases less ten (10%) percent per credential will be divided equally among all CART
Organizer/Promoters.

F.  MEDIA

CART will issue a limited number of credentials to nationally and internationally recognized journalists and photographers covering the majority of Series Events on assignment for recognized media. They will clearly be marked "MEDIA" and "MEDIA PHOTO" respectively. All media and photo credentials will permit access to the facility and restricted areas including the pit area and media center at all times during any CART Event. At specified Events, a limited number of special credentials may be issued to allow only necessary and appropriate personnel access to the pit area thirty (30) minutes prior to and during the CART race.

G.  TELEVISION PRODUCTION

Television talent, key production staff and season-long television production crew members are credentialed and marked "Network TV". All "Network TV" credentials will permit free and unrestricted access to the facility and all associated areas including the pit area and media center at all times during any CART event. Individuals accredited by this CART Season Credential marked "Network TV" should receive access to the same areas as any Event credential issued by CART or the promoter to the television production crews. At specified Events, a limited number of special credentials may be issued to allow only necessary and appropriate personnel access to the pit area thirty (30) minutes prior to and during the CART race.

H.  SPONSORS

A reasonable number of CART sponsors will be issued credentials as determined by CART. These credentials will permit access to the facility and restricted areas including the pit area at all times during any CART Event. At specified Events, a limited number of special credentials will be issued to allow only necessary and appropriate personnel access to the pit area thirty (30) minutes prior to and during the CART race.

Each CART sponsor shall be entitled to an agreed upon number of credentials at no charge. Additional credentials may be purchased at a cost of $500.00 each per season. Revenues derived from such purchase less ten (10%) percent per credential will be divided equally among all CART Organizer/Promoters.


EVENT CREDENTIALS (PROVIDED BY THE ORGANIZER/PROMOTER)

A.  ISSUED BY CART:

         1.  ASSISTANTS

         Organizer/Promoter shall make Event credentials available to CART for those persons assisting CART Officials. These credentials shall be the same type of credentials as those issued by Organizer/Promoter to others assisting in the production of the Event and will permit access to the facility and restricted areas including the pit areas at all times during any CART Event. At specified events, a limited number of special credentials may be issued to allow only necessary and appropriate personnel access to the pit area thirty (30) minutes prior to and during the CART race.

         2.  SPONSORS

         For each Owner Membership accepted by CART the entrant may be entitled to a maximum of twenty (20) credentials per accepted membership for team sponsors. These credentials will permit access to the facility and restricted areas during CART activities. Access to the pit area will be terminated thirty (30) minutes prior to the start of and during the CART race. Each credential purchased hereunder shall apply to all CART sanctioned events during the season and shall be purchased at a cost of $50.00 for each circuit on the schedule. Revenues derived from such purchases will be divided equally among all CART Organizer/Promoters.

         3.  ADDITIONAL CREDENTIALS, PASSES, TICKETS AND PARKING

         Organizer/Promoter will provide CART with additional credentials, passes, tickets and parking to be utilized as stated below for distribution at the discretion of CART.

         (a)  CREDENTIALS AND PASSES

         General - Three Hundred (300) credentials for distribution by CART; Access to the pit area will be terminated thirty (30) minutes prior to the start of and during the CART race;

         One Hundred and Fifty (150) credentials for distribution by CART's Support series; Access to the pit area will be terminated thirty (30) minutes prior to the start of and during the CART race;

         Drivers -   Four (4) credentials to each participating CART driver; and
                     Six (6) credentials (passes, seats or overcrew as requested two (2) weeks in advance) to each participating CART driver.

         Broadcast Partners (U.S. and International Television and CART Radio) - Organizer/Promoter will provide all broadcast partners with specifically designated all access "Network TV" credentials, which accord production personnel free and unrestricted access to the site of the event and associated areas otherwise restricted to the general public. These areas are to include the media center, pit lane, paddock, television compound, camera locations, announce booths, hospitality areas, and trackside access for the sole purpose of producing television coverage of the Event. This "Network TV" credential should be restricted for distribution to and use by authorized workers only under the direction of CART. At specified Events, a limited number of special credentials will be issued to allow only necessary and appropriate personnel access to the pit area thirty (30) minutes prior to and during the CART race.

         (b)  TICKETS

         General - One Hundred (100) tickets for each day of the Event (deluxe grandstand seating) for use by CART - to be received thirty (30) days prior to the Event.

         Television Network - Fifty (50) tickets for each day of the Event (prime seating location) for intended use by CART's TV Network, to be received thirty (30) days prior to the Event.

         (c)  PARKING

         U. S. Television Network - Parking passes shall be provided by Organizer/Promoter up to a total of (64) sixty-four; Forty (40) should allow parking adjacent or as close as possible to television compound, with another twenty (20) providing convenient access to overflow parking; Four (4) service vehicle passes shall also be provided to allow delivery and servicing of equipment to all areas of Event. CART to coordinate;

         International Television Networks - Parking passes shall be provided by Organizer/ Promoter up to a total of (17) for ESPN International. Ten
         (10) should allow parking adjacent or as close as possible to the television compound with another five (5) providing convenient access to overflow parking. Two (2) "service" vehicle passes shall also be provided to allow delivery and servicing of equipment to all areas of event. Additionally, four (4) parking passes shall be provided for each other attending international network (excluding ESPN International), preferably located as conveniently as possible to the television compound. CART to coordinate.

         CART Radio Network - Parking passes shall be provided by Organizer/Promoter up to a total of (4) four, including three (3) preferably in a location as close as possible to the radio announce booth, and one (1) "service" vehicle pass to allow for delivery or servicing of equipment to all areas of event. CART to coordinate;

         Media - At least fifty (50) parking spaces shall be provided by Organizer/Promoter for media personnel credentialed by CART in the vicinity of the media center, with convenient overflow parking;

         Competitor Transporter Space - Each entrant (i.e., each separately entered car/driver combination) will be allocated sufficient parking space in the paddock area for one (1) transporter and work area (minimum 85 feet x 31 feet);

         Competitor Motor Coach/Hospitality Space - Each entrant (i.e., each separately entered car/driver combination) will be allocated sufficient parking space for one (1) motor coach (minimum 55 feet x 15 feet); Additional details related to this space, as well as provisions for the purchase of additional space(s), and driver coaches, are contained in the CART/Promoter Credential and Motorhome Policy, attached as Exhibit 1 to this Schedule C

         Owners/Drivers/Team Affiliates/CART Officials & Staff - Organizer/Promoter will designate a parking area which will accommodate owners, drivers, team affiliates and CART officials and staff. Such area will be located in close proximity to the paddock and/or garage area. CART owners and drivers will have access to park in the paddock or motor coach areas. The number of passes required will be mutually agreed upon by Organizer/Promoter and CART's Registration Director; CART Business Coach - Organizer/Promoter shall provide space in an area easily accessible from the pit and paddock for the parking of CART's business coach;

         Suppliers and Manufacturers - Organizer/Promoter will provide parking and work areas in the paddock for suppliers and manufacturers that provide entrants with products and services;

         Workers - Specifiedarea for volunteers to park.

         CART Official Support Series - Organizer/Promoter will provide an area in the paddock for CART Support Series transporter parking, competitor work areas, administrative functions and technical inspection. An area close to the paddock for team parking will be available.


B.  ISSUED BY PROMOTER:

         1.  RACE PIT CREDENTIALS

         This Event credential, provided by Organizer/Promoter for issue by the Organizer/Promoter and CART allows the bearer access to the facility, paddock/garage and the pit area at any time during a weekend racing Event. At specified Events, a limited number of special credentials will be issued to allow only necessary and appropriate personnel access to the pit area thirty (30) minutes prior to and during the CART race. Persons with this credential must remain behind the pit wall during on track activity. The dress code will be in effect during races with scheduled pit stops.

         2.  PRACTICE & QUALIFYING CREDENTIALS

         This Event credential, provided by Organizer/Promoter for issue by Organizer/Promoter and CART allows the bearer access to the pit area during all on track activity except races when scheduled pit stops are a part of the race. Persons with this credential must remain behind the pit wall during on track activity. The bearer must leave the pit lane thirty (30) minutes prior to the start of a race with scheduled pit stops.

         3.  REDEEMABLE CREDENTIAL

         This credential provides the bearer general admission and paddock/garage area access, but does not allow admission into other restricted areas. To gain access to the pit area, the bearer must present the credential for validation or reissue and sign the proper waiver at a redemption center. The redemption center will be operated by CART or Organizer/Promoter and will be located in the infield, paddock or other area mutually agreed upon by CART and Organizer/Promoter. The purpose of this credential is to allow distribution of credentials to V.I.P.'s that would be issued a pit access credential prior to the Event. This system will ensure easy access to the facility and not allow pit access until the proper waiver is signed.

         4.  OTHER ACCESS IDENTIFIERS

         There are other access identifiers that are used in conjunction with the above three credentials to allow access into specific restricted areas (trackside access, media center access, etc.) that are provided by Organizer/Promoter for issue by Organizer/Promoter and CART. Organizer/Promoter agrees to provide a list to CART, two (2) weeks in advance of the Event, of all local and regional TV broadcasters accredited by Organizer/Promoter, for the Media Center area.


C. All credentials shall be plainly marked "RACE PIT" or "PRACTICE & QUALIFYING PIT", "MEDIA", "MEDIA PHOTO", etc. Terms such as "HOT PITS" or "COLD PITS" are not acceptable.


RULES

         1.       Credentials are not transferable.

         2. Persons in restricted areas may not enter team areas unless invited, must obey the instructions given by CART officials and security personnel in regards to their safety and well being and may not interfere in any way with the activities of CART participants or the Event. All credentialed persons are bound by the rules set forth in the CART Rule Book which pertain to conduct and safety.

         3.       Persons not properly attired must leave the pit area thirty
                  (30) minutes prior to the scheduled start of the race. Proper attire is defined as including the following tenets:

                           A.       Shorts are not permitted.
                           B. Shirts fully covering the shoulders must be worn at all times.
                           C.       Open-toe shoes are not permitted.

         4. Minors, i.e., persons under the age of eighteen (18) or the legal age of majority in the applicable jurisdiction if greater than the age of eighteen (18), are not permitted in the pit area at any time.

IMPLEMENTATION
--------------


         1. All security guards, gate guards, pit workers, registrars and staff members with activities that may be affected by this policy, will be notified of this policy.

         2. All CART Owners, Drivers, Team Managers, Chief Mechanics and corporate Sponsors will be notified of this policy.

                                    EXHIBIT 1

                  CART/PROMOTER CREDENTIAL AND MOTORHOME POLICY


A.       CREDENTIALS

--------------------------------------- ---------------------------- ---------------------------- --------------------------
Number of Credentials                   2000                         2001                         2002
per Entry
--------------------------------------- ---------------------------- ---------------------------- --------------------------
0-50                                    Entitlement                  Entitlement                  Entitlement
--------------------------------------- ---------------------------- ---------------------------- --------------------------
51-80                                   $375.00                      $395.00                      $415.00
--------------------------------------- ---------------------------- ---------------------------- --------------------------
81-100                                  $600.00                      $630.00                      $660.00
--------------------------------------- ---------------------------- ---------------------------- --------------------------
101-130                                 $1,000.00                    $1,050.00                    $1,100.00
--------------------------------------- ---------------------------- ---------------------------- --------------------------

--------------------------------------- ---------------------------- ---------------------------- --------------------------
Pre-Paids                               $50.00                       $50.00                       $55.00
--------------------------------------- ---------------------------- ---------------------------- --------------------------



B.       MOTORHOMES

--------------------------------------- ---------------------------- ---------------------------- --------------------------
Motorhome Spaces Per Entry              2000                         2001                         2002
--------------------------------------- ---------------------------- ---------------------------- --------------------------
1st Space                               Entitlement                  Entitlement                  Entitlement
--------------------------------------- ---------------------------- ---------------------------- --------------------------
2nd Space                               $4,500                       $4,500                       $4,500
--------------------------------------- ---------------------------- ---------------------------- --------------------------
3rd Space                               $5,000                       $6,000                       $7,000
--------------------------------------- ---------------------------- ---------------------------- --------------------------

Spaces should be no more than 15 ft. in width, and long enough for a DOT legal tractor and single trailer, where possible, per prior practice. Where not possible, they should be long enough to accommodate the trailer, and separate parking for the tractor shall be provided for free.

Kitchen Trailers shall be permitted without charge except where, per prior practice, there is insufficient room for these trailers without encroaching on other spaces, in which case a fee of up to $500.00 may be charged.

Electrical and other hook up fees shall be handled per the previous Agreement.


C.       DRIVER COACHES

Each driver will receive one motorcoach space free of charge so long as they participate in one promotional activity without charge of up to one day's duration. That promotional activity can be defined by the promoter, but each driver must have the ability to participate in one activity if he wants. If travel is required, then promoter provides reasonable travel and expenses.

Otherwise the promoters may, at their discretion charge drivers $1,500.00 per space.

                                  SCHEDULE "D"


                    CO-SERIES SPONSOR AND OFFICIAL PACE CARS
                    ----------------------------------------


PACE CARS
---------

The pace cars provided by CART or its designee will serve as the Official Pace Cars at all CART Events sanctioned by CART and shall be the only pace cars referred to as "Official Pace Cars" in any advertising, publicity, or promotion of a CART Event by the Organizer/Promoter. Track announcers shall identify such pace cars during the parade laps and continue to identify the starting pace car when it starts the race and when it is on the track during caution flag periods.


TICKETS AND CREDENTIALS
-----------------------

Organizer/Promoter shall provide choice seating locations for CART's Official Pace Car provider and/or other designated co-Series sponsor when it makes ticket purchases for its customers at the same rates, including discounts, provided any other corporation or group. Also, Organizer/Promoter shall provide CART's Official Pace Car provider and/or other designated co-Series sponsor with a reasonable number of pit passes and parking stickers at no cost.

PROGRAM
-------

Organizer/Promoter shall provide CART's Official Pace Car provider and/or other designated co-Series sponsor with one (1) full-page, full color ad, for which color separations shall be provided to Organizer/Promoter, and one (1) full-page of editorial in the Event program at no cost.


NEWS RELEASES
-------------

CART's Official Pace Car provider and/or other designated co-Series sponsor shall be identified in all news releases and publicity issued by Organizer/Promoter.


DISPLAY IN WORK AREA
--------------------

Organizer/Promoter shall provide an area for the display and maintenance of the Official Pace Car fleet as required by CART.

PACE CAR ON TRACK ACTIVITIES
----------------------------

The Event schedule will include time for pace car on track activities. The scheduling (placement and allotted time) of these activities will be consistent with Paragraph 26 of the Organizer/Promoter Agreement and SCHEDULE E.


OFFICIAL CARS
-------------

In the event that Organizer/Promoter is able to obtain an official car from a national automobile manufacturer and/or its local auto dealer, the parties agree to designate that car as the Official Car of the Event and Organizer/Promoter shall obtain any revenue derived as a result of the participation of the national automobile manufacturer and/or its local dealer as a sponsor. In the event that the national automobile manufacturer from which Organizer/Promoter obtains a car is a manufacturer of a participating pace car (whether such car is obtained by the Organizer/Promoter directly from the manufacturer or from a local dealer), CART agrees that such official car, if represented in the Official Pace Car fleet, or if not so represented, such other model produced by said manufacturer which is represented in the Official Pace Car fleet as may be selected by such manufacturer shall be designated by CART as the Official Pace Car of such Event.

                                  SCHEDULE "E"

                                EVENT ACTIVITIES
                                ----------------


CART ACTIVITIES
---------------

         The appropriate (road course, oval or 500 mile) standard CART schedule will be in effect at all Events, including the "time certain" requirements as implemented by CART.

RACE SCHEDULE FORMAT
--------------------

         Schedules will be time certain. All sessions will start and end (excluding Champ Car qualifying sessions(s)) according to the official CART published schedule for the Event.


OFFICIAL SUPPORT SERIES AND OFFICIAL PACE CAR ACTIVITIES
--------------------------------------------------------

         Indy Lights and CART's other support series (maximum of two (2)) shall be entitled to compete at this Event. CART shall have the right to schedule, at any time during the Event, including race day, its support series events as part of the overall CART activities. Standardized schedules similar to the CART standard format schedules will be developed for Official pace car on track activities, Indy Lights, and CART's other support series.


OTHER SUPPORT RACE ACTIVITIES
-----------------------------

         Any additional motor racing events must be approved by CART. These activities will be scheduled in a manner which will minimize any interference with any scheduled CART, Indy Lights or CART's other support series and Official pace car on track activities. Support activities should be selected to provide an appropriate complement to CART activities and must be a balanced program and offer good entertainment value to the fans. A one half-hour break between scheduled competition activities is recommended. All on track support activities must be sanctioned by a recognized FIA affiliate. These activities must be held in compliance with the sanctioning body's rules. The participant accident and liability insurance limits and carrier must be acceptable to CART. In addition, celebrity events must comply with the following:

                  1. All drivers must have successfully completed both classroom and on track instruction.

                  2. Race cars must meet the safety requirements prescribed by the sanctioning body of record and as a minimum must be equipped as follows:

                           a) A seat that provides proper driver support in case of impact.

                           b) A five (5) point competition seat belt and harness.

                           c)       Rollover protection:

                                    -        roll cage for closed-wheel
                                             production-type or -based vehicles;
                                    -        roll hoop for sports race and
                                             open-wheel race cars.

                           d) The electrical system must include an accessible master switch and an impact/rollover switch. Both of these devices must interrupt the current to all onboard circuits.

                  3. CART reserves the right to organize and sanction Historic Championship Car "Parade" activities, but agrees to work with Organizer/Promoter on such activities.

                  4. Only one race competition per CART sanctioned event weekend will be scheduled for any support race category.

                  5. Commitments to live television coverage for support activities will not be allowed, as such activities will be interrupted by any delay in the schedule.

                  6. The television production company for the Event is limited to the production of four (4) races on any given Event weekend, including all CART sanctioned races.

ENTERTAINMENT ACTIVITIES
------------------------

         Parades, exhibitions, stunts and other entertainment activities must be scheduled in a manner which will not interfere with any racing activity. CART does not accept any organizational or operational responsibility for these activities. These activities must be held in compliance with any applicable local, state or federal guidelines or regulations. Event liability insurance must be in place to cover these activities.

                                  SCHEDULE "F"


                         POST RACE PROCEDURES/ACTIVITIES


The following post-race Victory Circle procedures are to be followed by all drivers, teams, sponsors, promoters, track and security personnel, P.R. representatives and the media. Procedures may vary at individual tracks by prior arrangement between Organizer/Promoter and CART. In the event of such change, notification will be made in the Drivers Meeting and in the Press Room.

The objectives of these procedures are to develop a uniform handling of the Victory Circle procedure in order to provide for a safe conclusion to the Event, protect the integrity of the live television coverage of the Event, and to present the winning drivers to the fans and the media in a organized fashion that showcases the sport, and the sponsors who support it, in the most positive way possible.

These procedures are meant to provide a guideline for the ideal handling of the conclusion of the Event. Some of these procedures or the order of them may be modified to take advantage of the physical properties of the Competition. It is not meant in any way to deter the spontaneity or enthusiasm associated with winning the race.


VICTORY CIRCLE PROCEDURES

1. The Victory Lane or Winner's Circle podium and backdrop shall be constructed to meet all specifications contained in CART's agreement with its Series title sponsor and shall be subject to the approval of CART and its Series sponsor. A photograph or sketch of the podium shall be provided to CART at least four (4) weeks prior to the Event; CART shall respond within three (3) days. The backdrop may not be covered over. Its appearance or function may not be changed without permission of CART.

2. Security sets temporary fencing across from the track at designated location near the finish line and along the side or sides of the track to form a "U" shape into which the cars will drive. Security will coordinate with the Assistant Technical Director. All personnel are reminded of the CART Rule Book which prohibits the crossing of the track and pit areas during any Competition.

3. Accredited photographers move behind security on up track side to await the top three (3) cars.

4. The top three (3) cars stop perpendicular to security line side by side. Or,


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         alternately, winning car pulls into permanent track Victory Circle where available.

5. Security sets temporary fencing across track behind top three (3) cars, totally surrounding the cars, however, establishing two (2) entry points on opposite ends of the Victory Circle for access. The following personnel will be admitted, with appropriate accreditation: CART officials, Broadcast Partners, owners/teams, driver's immediate family, key sponsor executives, senior track and security, limited other personnel as determined by CART. One of the two (2) entry points should be designated for the exclusive use of the drivers, owners/teams and CART officials.


6. CART Promotions Coordinator gives appropriate tire manufacturer hat to winner for television interviews. Television interviews will be conducted in the following order with priority given to live shows over tape:

         A.       Host TV broadcaster
         B.       Foreign TV broadcaster
         C.       Network radio-if live
         D.       Local radio-if live
         E.       CART Productions

         Note that with three (3) drivers available, some interviews may occur simultaneously. Live television will have preference of interviewing drivers one, two and three without wait. All other driver interviews may be conducted following trophy presentation.

         Teams, P.R. representatives, sponsors and others should respect the integrity of the television broadcast and act appropriately. All three
         (3) drivers should be respected. No unauthorized hats, products, signs, etc. may be thrust in front of Television cameras. No hats may be exchanged during televisions interviews or in front of the camera.

7. Title Sponsor Victory Podium Truck, if applicable, moves into position during interviews.

8. After all television/radio interviews, top three (3) drivers proceed to Victory Podium. Security will provide escort for drivers. In the event Television is still live, security will expedite same.

9. Drivers will be presented and interviewed by the track announcer on stage in the following order: 3-2-1.

10. Organizer/Promoter may designate and present additional awards as agreed by CART. Such agreement will not be unreasonably withheld. Any additional award presentation must follow the Event trophy presentation to the three (3)


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         drivers and winning team owners.

11. Trophies are presented by executive presenters designated by Organizer/Promoter. Event title sponsor hats are worn. Beauty queens should not be on stage unless stated in pre-existing agreements with title sponsor, or otherwise in accordance with the promotional model program as agreed upon by CART and the Organizers/Promoters.

12.      Winning owner(s) are present on podium for presentation of Trophy.

13. First round of photography. Executive presenters and/or owner(s) leave platform.

14. CART Promotions Coordinator effectuates changes of driver's hats for still photography session(s). This sequence will not appear on television. Hats will be accommodated in the following order:

         A.       Series Title Sponsor(s)
         B.       Team Sponsor(s)
         C. Limited number of additional sponsor(s) only by prior agreement-time permitting

15. Organizer/Promoter retains the right to provide champagne which will not be sprayed until all photo sessions are concluded.


VICTORY LAP
-----------

Drivers should be showcased to the fans. CART News Managers may accompany drivers if sufficient space is available.

Upon completion of Victory Lap drivers proceed to Press Room for interviews. Security will provide proper escort.

The Victory Lap is optional at the discretion of Organizer/Promoter.




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
                                  SCHEDULE "G"

                 FEDEX SERIES MARKETING AND SPONSORSHIP PROGRAM
                 ----------------------------------------------


Pursuant to paragraph 22B of the Agreement, Organizer/Promoter shall provide at its expense except as otherwise specifically provided the following additional entitlements for the CART Series title sponsor Federal Express Corporation.


FEDEX SERIES MARKETING PROGRAM
------------------------------

Organizer/Promoter shall provide FedEx the following Series marketing entitlements, at no cost to CART or FedEx, except as otherwise stated:

A.       Exclusivity in the "shipping" category, including, but not limited to
         (i) on- site visibility; (ii) on-site sampling activities; and (iii) provider of routine delivery services;

B. The right to brand the program in any mutually determined manner within the defined category;

C. Twenty Thousand ($20,000.00) Dollars hospitality credit to be applied toward site/facility rental, food and beverage;

D. Right to use the term "Associate Sponsor" of each Event; and the rights that are assigned to an Associate Sponsor;

E.       Inclusion in the Event press kit;

F. One (1) full page, four-color advertisement in the Event souvenir program, with content determined by FedEx;

G. One (1) page of editorial in the Event souvenir program, with content determined by FedEx;

H. Ten (10) Diamond Vision messages at downtown courses or where available;

I. Ten (10) public address announcements over race weekend, with content determined by FedEx but subject to approval by CART, which approval shall not be unreasonably withheld;

J. One hundred fifty (150) grandstand/admission tickets, and a discounted ticket pricing program for purchase of additional Event tickets for FedEx employees;

K.       One hundred fifty (150) paddock access credentials;

L. One (1) billboard visible to television exposure in addition to the Event signage rights accorded FedEx as the Series title sponsor as provided below;

M.       One 40' x 40' Expo/Sampling display space in the manufacturing midway;

N.       Right to use Event logo for promotional purposes;

O.       Competition trophies to be delivered to Victory Circle via FedEx truck;

P. One FedEx revenue operation (kiosk) located in CART paddock area for delivery service;

Q.       Space for a FedEx cut-away truck display; and

R. Series Logo or FedEx logo painted on race track surface visible to television exposure, during the Event.


In consideration of the foregoing Series marketing entitlements provided by Organizer/ Promoter, CART agrees to pay Organizer/Promoter a total amount equivalent to One Hundred Thousand ($100,000.00) Dollars per Event, which amount will be deducted from the final payment of the Organization and Rights Fee for such Event.


FEDEX SERIES TITLE SPONSORSHIP RIGHTS

Organizer/Promoter shall provide FedEx the following Series title sponsorship rights at no cost to CART or FedEx, except as otherwise stated:

A. One (1) location for a painted sign highly visible to the principal grandstands and to television cameras covering the race. FedEx will assume responsibility and cost for painting the sign.

B. Preferential treatment in placement of temporary banners, signs, and flags at each track for CART Events only. Where there is a tower, or two towers, FedEx's banner shall be placed in a center location, separate and apart from all other signs and banners. FedEx shall receive at no charge at least two (2) choice locations at each track. Additional placement of FedEx signs and banners will be in such locations as may be determined by discussions between Organizer/Promoter and representatives of FedEx.

C. Series Logo or FedEx logo featured in all Event promotional activities, including news releases, posters, marketing brochures, souvenir programs, newspaper inserts, and all tickets;


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


D. Series Logo or FedEx logo prominently featured on the backdrop of all Victory Circle celebrations and media area backdrops; and

E. Right to hang one (1) banner on the Timing and Scoring tower (at tracks that have such a tower).


GENERAL
-------

A. Where applicable, FedEx shall supply in a timely manner, the necessary promotional material, color separations, body copy, hospitality requirements, and any other information required to accommodate such marketing and sponsorship entitlements.

B. All production costs associated with the aforesaid entitlements shall be the responsibility of FedEx.




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